UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Ardent Health Partners, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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340 SEVEN SPRINGS WAY, SUITE 100
BRENTWOOD, TENNESSEE 37027
April 8, 2025
To Our Stockholders:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Ardent Health
Partners, Inc., to be held on Wednesday, May 21, 2025, at 10:30 a.m. (Central Time), at our executive offices located at 340
Seven Springs Way, Suite 100, Brentwood, Tennessee 37027. The matters to be acted upon at the Annual Meeting are more fully described in the accompanying Proxy Statement and related materials.
In accordance with rules adopted by the Securities and Exchange Commission, we are mailing to many of our stockholders a
Notice of Internet Availability of Proxy Materials instead of a paper copy of the Proxy Statement and our 2024 Annual
Report to Stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how stockholders can access our proxy materials over the internet as well as how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, the 2024 Annual Report to Stockholders and a form of proxy card.
It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual
Meeting, please vote by proxy as soon as possible by following the instructions located in the Notice of Internet Availability of Proxy Materials or in the Proxy Statement. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares personally.
We look forward to your attendance at the Annual Meeting.
Sincerely,
Mark Sotir
Chairman of the Board
YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, AFTER REVIEWING THE PROXY MATERIALS, PLEASE
VOTE BY PHONE OR ONLINE FOLLOWING THE INSTRUCTIONS SET FORTH IN THE FOLLOWING PROXY MATERIALS OR, IF
YOU REQUESTED A PRINTED COPY, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD.
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340 SEVEN SPRINGS WAY, SUITE 100
BRENTWOOD, TENNESSEE 37027

Notice of Annual Meeting of Stockholders To Be Held May 21, 2025
To Our Stockholders:
The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Ardent Health Partners, Inc. will be held on
Wednesday, May 21, 2025, at 10:30 a.m. (Central Time), at our executive offices located at 340 Seven Springs Way, Suite
100, Brentwood, Tennessee 37027.
The Annual Meeting is being convened for the following purposes:
(1)To elect 11 nominees as directors;
(2)To approve, on a non-binding advisory basis, the compensation of our named executive officers;
(3)To approve, on a non-binding advisory basis, the frequency of a non-binding advisory vote on the compensation of our named executive officers;
(4)To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
(5)To transact any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.
The matters to be acted upon at the Annual Meeting are more fully described in the Proxy Statement and related materials.
Please read the materials carefully.
The Board of Directors has fixed the close of business on March 28, 2025 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.
Dated:  April 8, 2025By order of the Board of Directors,
Mark Sotir
Chairman of the Board
IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, AFTER REVIEWING THE PROXY MATERIALS, PLEASE
VOTE BY PHONE OR ONLINE FOLLOWING THE INSTRUCTIONS SET FORTH IN THE FOLLOWING PROXY MATERIALS OR, IF
YOU REQUESTED A PRINTED COPY, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD.
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NOTE TO READERS
Unless the context otherwise requires, all references in this Proxy Statement to "Ardent," "the Company," "we," "us" or
"our" mean Ardent Health Partners, Inc. and its affiliates. Ardent Health Partners, Inc. is a holding company that has affiliates that operate acute care hospitals and other healthcare facilities and employ physicians. The term "affiliates"
includes direct and indirect subsidiaries of Ardent and partnerships and joint ventures in which such subsidiaries are equity owners.
FORWARD-LOOKING STATEMENTS
This Proxy Statement contains certain "forward-looking statements," as that term is defined in the U.S. federal securities laws. These forward-looking statements include, but are not limited to, statements other than statements of historical facts, including, among others, statements relating to our future financial performance, our business prospects and strategy, the industry in which we operate and other similar matters. Words such as "anticipates," "expects," "intends," "plans,"
"predicts," "believes," "seeks," "estimates," "could," "would," "will," "may," "can," "continue," "potential," "should" and the negative of these terms or other comparable terminology often identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risk factors and other cautionary statements discussed in our Annual Report on Form 10-K for the year ended December 31, 2024. The forward-looking statements pertain only to the date they are made, and we do not undertake any obligation to update them to reflect new information or events unless required by law. Stockholders are advised not to place undue reliance on these statements and to consult any additional disclosures we may provide through our other filings with the SEC, such as
Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Proxy Statement
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of the Company
of proxies to be voted at the 2025 Annual Meeting of Stockholders (the "Annual Meeting"), to be held at our executive offices located at 340 Seven Springs Way, Suite 100, Brentwood, Tennessee 37027, on Wednesday, May 21, 2025, at 10:30
a.m. (Central Time), for the purposes set forth in the accompanying notice, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy are first being mailed or made available to stockholders on or about April 8, 2025.
Information Concerning Solicitation and Voting
Record Date
The close of business on March 28, 2025 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting. As of such date, we had 750,000,000 authorized shares of common stock, $0.01 par value per share ("Common Stock"), of which 142,750,013 shares were outstanding and entitled to vote, and 50,000,000 authorized shares of preferred stock, $0.01 par value per share, of which no shares were outstanding. Common Stock is our only outstanding class of voting stock. Each share of Common Stock will have one vote on each matter to be voted upon at the
Annual Meeting.
Quorum Requirements
A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, is required to constitute a quorum. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the
Annual Meeting. If a quorum is not present at the time of the Annual Meeting, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the Annual Meeting until a quorum shall be present or represented by proxy. The Annual Meeting may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of the votes present and entitled to be cast at the Annual Meeting.
Voting Procedures
Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee, as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting.  If you hold shares in street name, you must vote by giving instructions to your broker or nominee. You should follow the voting instructions on any form that you receive from your broker or nominee. The availability of telephone and Internet voting for shares held in street name will depend on your broker’s or nominee’s voting process. Please refer to the instructions in the materials provided in the Notice of Internet Availability of Proxy Materials or proxy card provided to you for information on the available voting methods.
If a proxy is properly given prior to or at the Annual Meeting and not properly revoked, it will be voted in accordance with the instructions, if any, given by the stockholder. Subject to the requirements described below, if no instructions are given, each proxy will be voted:
•FOR the election as directors of the nominees described in this Proxy Statement (Proposal 1);
•FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers (the
“NEOs”) set forth in the section below entitled “Compensation Discussion and Analysis" (Proposal 2);
•FOR a frequency of every year for future non-binding advisory votes on the compensation of our NEOs
(Proposal 3);
•FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 4); and
•In accordance with the recommendation of the Board on any other proposal that may properly come before the Annual Meeting or any adjournment thereof.
The persons named as proxies were selected by our Board.

Without your instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain routine matters (such as Proposal 4), but is not permitted to use its discretion and vote your shares on non-routine matters
(such as Proposals 1, 2 and 3). We urge you to give voting instructions to your broker or nominee on all proposals. Shares that are not permitted to be voted by your broker or nominee are called "broker non-votes." Broker non-votes are not considered shares entitled to vote for or against a proposal and, therefore, will have no direct impact on any proposal. If you abstain from voting on Proposal 1, your abstention will have no effect on the outcome of the election. If you abstain from voting on Proposals 2, 3 or 4, your abstention will have the same legal effect as a vote against these proposals.
Stockholders who give proxies have the right to revoke them at any time before they are voted by delivering a written request to our Corporate Secretary at 340 Seven Springs Way, Suite 100, Brentwood, Tennessee 37027, prior to the Annual
Meeting or by submitting another proxy at a later date. The giving of the proxy will not affect the right of a stockholder to attend the Annual Meeting and vote in person.
Miscellaneous
We will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares of Common Stock in their names or in the names of nominees for their expenses in forwarding the proxy materials to the beneficial owners of such shares. Certain of our directors, officers and employees may, without any additional compensation, solicit proxies in person or by telephone.
Our management is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies subject to the direction of our Board.

Proposal 1:  Election of Directors
Introduction
Our Board currently consists of 11 members. Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. The authorized number of directors may be increased or decreased by our Board in accordance with our certificate of incorporation. EGI-AM Investments, L.L.C. ("EGI-AM"), an affiliated entity of Equity Group Investments ("EGI") and our controlling stockholder, has the right, but not the obligation, to nominate a majority of our directors and to designate the Chairman of the Board, for so long as EGI-AM beneficially owns
50% or more of the total voting power of our outstanding stock, and ALH Holdings, LLC (a subsidiary of Ventas, Inc.
("Ventas")) also has the right, but not the obligation, to nominate one director to the Board, for so long as ALH Holdings, LLC and any of its affiliates (including Ventas) together beneficially own 4% or more of the total voting power of our outstanding
Common Stock. Pursuant to the terms of the nomination agreement between us, EGI-AM and ALH Holdings, LLC (the
"Nomination Agreement"), Messrs. Sen and Sotir and Mses. Campion and Havdala were designated by EGI-AM and Mr.
Bulgarelli was designated by Ventas.  For additional information, see "Certain Relationships and Related Party Transactions
– Nomination Agreement."
Qualification of Nominees to be Directors
As described below, our Board is composed of individuals from differing backgrounds and experiences. As reflected in the table set forth below, we believe that each of our continuing directors possesses unique qualifications, skills and attributes that complement the performance of the full Board.  The experience that each has obtained from his or her professional background, as set forth below, has qualified him or her to serve on our Board.
Nominees
The following table shows the names and ages (as of April 1, 2025) of each of the nominees designated by our Board to become directors:

Name	Age	Title
Mark Sotir	61	Chairman of the Board
Martin J. Bonick	51	President and Chief Executive Officer, Director
Peter Bulgarelli	65	Director
Peter Bynoe	74	Director
Suzanne Campion	63	Director
Robert A. DeMichiei	60	Director
William Goodyear	76	Director
Ellen Havdala	59	Director
Edmondo Robinson	49	Director
Rahul Sen	34	Director
Rob Webb	55	Director
Information concerning our nominees is set forth below. The biographical description of each director includes the specific experience, qualifications, attributes and skills that the Board would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.

Mark Sotir

Mr. Sotir has served as member of our Board since December 2017 and currently serves as chair of the Board. Mr. Sotir has been president of EGI, a private investment firm founded more than 50 years ago by Sam Zell, since October 2015. In this role, he oversees all aspects of the firm. He focuses on maximizing and sustaining the value of the firm’s investment portfolio and applies his more than 20 years of board and chief executive officer experience inside and outside the organization by actively engaging with the investment team and portfolio companies to improve business strategies and operating capabilities. He serves as chair of the investment committee for EGI and is a member of the board of directors and executive vice president for Chai Trust Company, LLC, the corporate trustee for the Zell family trusts. Mr. Sotir has served as chair of the board of East Coast Warehouse & Distribution, a provider of temperature-controlled logistics services to the food and beverage industry, since January 2022; Paper Transport, a for-hire trucking company focused on dedicated truckload, intermodal, and brokerage services, since July 2021; and an agricultural equipment dealer since
January 2021. Additionally, Mr. Sotir has served on the board of directors of CraneWorks, a dealer of new and used truck-mounted and related mobile crane equipment, since October 2023. Mr. Sotir previously served as chair of the board of directors of Lanter Delivery Systems, an asset-light overnight dedicated delivery service provider, from July 2019 until February 2025. Mr. Sotir joined EGI in November 2006 as a managing director. Prior to joining EGI, Mr. Sotir was the chief executive officer of Sunburst Technology Corporation and on the company’s board of directors. He also served as the president of Budget Group, Inc. (Budget Rent A Car and Ryder Truck Rental) from April 1995 to February 2003 and was on the company’s board of directors from 2000 to 2003. Earlier in his career, Mr. Sotir worked at The Coca-Cola
Company in senior brand management and sales roles from 1989 to 1995. Mr. Sotir earned an undergraduate degree in economics from Amherst College and a master’s degree in business administration from Harvard Business School. Our
Board believes that Mr. Sotir’s extensive private equity experience overseeing portfolio companies makes him well-
suited to serve on our Board.

Martin ("Marty") J. Bonick

Mr. Bonick has served as our president and chief executive officer since August 2020. Prior to joining Ardent, Mr. Bonick served as chief executive officer of PhyMed Healthcare Group, a national provider of anesthesia and pain management services, from September 2017 to August 2020. Mr. Bonick served as division president at Community Health Systems from January 2014 to August 2017 and as vice president of operations from November 2011 to January 2014. Mr. Bonick also served in executive leadership roles at Jewish Hospital & St. Mary’s Healthcare and OSU Medical Center at Ardent-
affiliated Hillcrest HealthCare System. Mr. Bonick is a fellow in the American College of Healthcare Executives, has served as a board member of the Federation of American Hospitals since September 2020, Ensemble RCM, LLC d/b/a Ensemble
Health Partners since July 2023, Community Hospital Corporation since June 2021 and the Via College of Medicine –
Auburn Advisory Board since August 2015. Mr. Bonick holds dual master’s degrees from Washington University in St.
Louis in healthcare administration and information management and an undergraduate degree in psychology from the
University of Illinois. Our Board believes that Mr. Bonick is qualified to serve on our Board based on his service as our president and chief executive officer and his prior experience serving as an executive in the healthcare industry.

Peter Bulgarelli

Mr. Bulgarelli has served as a member of our Board since September 2018. Since April 2018, Mr. Bulgarelli has been the executive vice president of outpatient medical and research of Ventas. He also has served as president and chief executive officer of Lillibridge Healthcare Services, Inc., a fully integrated medical office building operating company, and wholly owned subsidiary of Ventas, since April 2018. Mr. Bulgarelli joined Ventas in 2018 following a successful 28-year career at Jones Lang LaSalle, Inc., a global professional services firm specializing in real estate, and most recently leading their industry focused businesses including healthcare, life sciences, higher education and the public sector businesses.
Since August 2018. Mr. Bulgarelli has served on the board of directors of PMB Real Estate Services. He has been a member of the fiduciary board, finance committee, and chair of the real estate advisory council of the Ann & Robert H.
Lurie Children’s Hospital of Chicago, a top-ranked children’s hospital and non-profit pediatric medical research center, since August 2022. Mr. Bulgarelli has also served as the past chairman of the Illinois Board for the American Diabetes
Association. Mr. Bulgarelli earned an undergraduate degree in civil engineering from the University of Illinois and a master’s degree in business administration from Northwestern University’s Kellogg Graduate School of Business. Our
Board believes that Mr. Bulgarelli is well-qualified to serve as a member of our Board due to his extensive experience in overseeing and managing companies.

Peter Bynoe

Mr. Bynoe has served as a member of our Board since August 2015. Mr. Bynoe is a senior advisor at DLA Piper LLP (US)
and has represented the international law firm as a partner, executive committee member and practice group leader since 1995. Mr. Bynoe served as managing director at EGI from September 2014 to December 2019, where he sourced and evaluated new investment opportunities, oversaw portfolio companies and led EGI’s strategic diversification into the health care sector. Previously, Mr. Bynoe served as chief executive officer of Rewards Network, an EGI portfolio company that provided financing and marketing services to U.S. based restaurants, from September 2013 to August 2014 and as chief operating officer of Loop Capital Markets, a full-service international investment bank/broker dealer, from January
2008 to August 2013. Mr. Bynoe has served on the board of directors of TKO Group Holdings, Inc. since September 2023 and as chairman of the board of Flagship Communities REIT since August 2020. Previously, he served as chairman of
Veridiam, Inc. from January 2016 to December 2018 and on the boards of Covanta Holding Company from October 2006 to November 2021; Frontier Communications from September 2007 to April 2020; Real Industry from June 2015 to May
2018; JACOR Communications from 1995 to 1999; JG Industries and Huffman-Koos Furnishings from 1992 to 1996;
Uniroyal Technology Corporation from 1991 to 1995; and River Valley Savings Bank from 1991 to 1994. Mr. Bynoe’s civil commitment portfolio includes chairing the Illinois Sports Facility Authority from January 2005 to December 2005;
Chicago Commission on Landmarks from February 1984 to September 1997; and Chicago Plan Commission from October
1997 to December 2004. His non-profit commitments have included: trustee of RUSH University System for Health since
January 1994; life trustee of The Goodman Theatre since January 1984; and trustee of the CORE Center for the Research,
Prevention and Care of Infectious Diseases from September 2001 to December 2022. He was elected a member of the
Harvard University Board of Overseers from October 1992 to June 2001. Mr. Bynoe was the owner and managing general partner of the NBA’s Denver Nuggets from 1989 to 1992. Mr. Bynoe received his bachelor’s degree, cum laude, from
Harvard College. He earned a Juris Doctorate degree from Harvard Law School and a master’s degree in business administration from the Harvard School of Graduate Management Education. He is a member of the Illinois Bar and a registered real estate broker in the state of Illinois. Our Board believes that Mr. Bynoe is well-qualified to serve on our
Board because of his strong legal and leadership experience in a variety of industries.

Suzanne Campion

Ms. Campion has served as a member of our Board since December 2021. In 2018, Ms. Campion helped structure and build Doran Leadership Partners, a boutique executive search firm focused on middle market and founder-owned companies and large philanthropic organizations. She served as the managing director and chief operating officer until
April 2022 subsequently becoming an advisor to the firm until January 2024. Ms. Campion co-founded NextLevelNPO in
2013, which provides operational, financial and strategic advisory services to non-profit clients. In 2019, she became an advisor to the firm and resigned in early 2024. Previously, Ms. Campion spent her career in finance and over the course of 25 years, she focused on operations, client advisory, investments, financial analysis, strategy, and human resources for a variety of investment firms from August 1988 to September 2012 including Citigroup, Front Barnett Associates, J.P.
Morgan & Co., and Bankers Trust Company. Since April 2019, Ms. Campion has served on the board of Chai Trust
Company, LLC, the corporate trustee for the Zell family trusts, and serves as the chair of its Governance Committee and its Distribution and Beneficiary Relations Committee. Before moving from Chicago in 2023, Ms. Campion was a board member of the KIPP Chicago Public Charter School Board from January 2014 and served on the Founder’s Board of Lurie
Children’s Hospital of Chicago from January 2005. Upon moving to Santa Fe, New Mexico, Ms. Campion joined the board of one of the largest public dog parks in the country, the Frank S. Ortiz Dog Park. Ms. Campion earned an undergraduate degree in economics from St. Olaf College and a master’s degree in business administration from the Kellogg School of
Management at Northwestern University. Our Board believes that Ms. Campion’s extensive executive and board member experience and demonstrated history of working in finance, operations, strategy and governance makes her well-qualified to serve on our Board.

Robert A. DeMichiei

Mr. DeMichiei has served as a member of our Board since April 2, 2025. Mr. DeMichiei served as executive vice president and chief financial officer at the University of Pittsburgh Medical Center ("UPMC"), a large nonprofit health system and leading healthcare provider and insurer, from 2004 to 2020. During his tenure, he played a pivotal role in driving UPMC’s financial growth and led numerous strategic initiatives, including mergers and acquisitions, supply chain management, and revenue cycle improvements. Prior to joining UPMC, Mr. DeMichiei held various leadership roles with the General
Electric Company (NYSE: GE), an equipment, solutions, and services provider, from 1997 to 2004, and with
PricewaterhouseCoopers, a network of professional services firms, from 1987 to 1997. Mr. DeMichiei has served as a board member of Waystar Holding Corp. (Nasdaq: WAY), a provider of leading healthcare payments software, since
January 2020, Ampco-Pittsburgh Corporation (NYSE: AP), a manufacturer of forged and cast engineered products and air and liquid processing products, since May 2022, and Auto Club Enterprises/AAA, a national insurer and member services organization and a part of the AAA federation of motor clubs, since October 2021. Mr. DeMichiei also currently serves as a strategic advisor for Health Catalyst, Inc. (Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, and Omega Healthcare Management Services, a leading provider of revenue cycle management and clinical services to healthcare organizations. He was a founder and former board member of Prodigo
Solutions, Inc., a supply chain and data enablement technology company. He is the former chairman and a current board member of the United Way of Southwestern Pennsylvania, the finance committee chair of the Seton Hill University Board of Trustees, and the treasurer and finance committee chair of the Advanced Leadership Institute, which are all charitable organizations. The Board believes that Mr. DeMichiei is well-qualified to serve on the Board given his extensive experience in healthcare finance and operations including with a multi-faceted health system larger than the Company, as well as his extensive board experience. In addition, the Board determined that Mr. DeMichiei’s service on the audit committees of the Company and two other public company boards provides valuable perspective and does not impair his ability to effectively serve on our audit and compliance committee.

William Goodyear

Mr. Goodyear has served as a member of our Board and chairman of our audit and compliance committee since March
2019. Mr. Goodyear served as chairman and chief executive officer at Navigant Consulting from 2000 to 2014. From 1994 to 1999, Mr. Goodyear served as chairman of Bank of America Illinois and as president of Bank of America’s Global
Private Bank. Prior to that he held domestic and international executive positions with Continental Bank Corporation from 1972 until it merged with Bank of America in 1994. From 2015 to 2022, Mr. Goodyear was on the board of Exterran
Corporation where he was the lead independent director, chair of the audit committee and a member of the compensation committee. Since October 2014, he has also been a director of Enova, Inc. and a member of its audit committee. Mr. Goodyear has been on the board of Rush University Medical Center for over 30 years serving in various capacities including chairman of the board, chairman of the executive committee and now as an advisor trustee. He is the past chairman of the Museum of Science and Industry and was a member of the Executive Committee. He is currently an emeritus trustee of the University of Notre Dame after previously serving on the Advisory Council for the
Mendoza College of Business, the University Board of Trustees and as a Fellow of the University. Mr. Goodyear earned an undergraduate degree in business from Notre Dame and a master’s degree in business administration from the Tuck
School of Business Administration at Dartmouth College. Mr. Goodyear received an honorary Doctor of Laws degree from
Notre Dame in May 2018. Our Board believes that Mr. Goodyear’s extensive management and director experience makes him well-qualified to serve on our Board.

Ellen Havdala

Ms. Havdala has served as a member of our Board since January 2019. In Ms. Havdala’s current role as a managing director of EGI, she represents EGI in finding and evaluating potential investments and works with existing portfolio companies. Since joining EGI in September 1990, Ms. Havdala has worked in a variety of capacities for Sam Zell’s affiliates. She has served on the board for CraneWorks, Inc., a dealer of new and used truck-mounted and related mobile crane equipment, since April 2024. In addition, she is responsible for establishing and overseeing the Zell Global
Entrepreneurship Network, an organization that provides continuing education and mentorship for student and alumni of three entrepreneurship programs sponsored by the Zell Family Foundation. As part of her involvement, she also serves on the board of the Zell Lurie Institute at the University of Michigan Ross School of Business. Previously, she served on the boards of Lanter Delivery Systems, an asset-light overnight dedicated delivery service provider; Equity Distribution
Acquisition Corp., a special purpose acquisition company targeting opportunities to apply technological advancement within the industrial sector; SIRVA, Inc., a provider of moving and relocation services; Rewards Network, a dining rewards company; WRS Holding Company, which specializes in environmental construction and remediation; East Mediterranean
Gas Company SAE, an Egyptian natural gas transmission business; National Patent Development Corporation, a holding company focused on pharmaceutical and home improvement products; and Home Products International, a global consumer products company. She also held the roles of executive vice president at Equity International and vice president of Scott Sports Group, Inc. Ms. Havdala began her career as a financial analyst with The First Boston
Corporation in New York City in 1988. Ms. Havdala graduated magna cum laude with an undergraduate degree in economics from Harvard College and earned her Master of Divinity degree from the University of Chicago in 2016. Our
Board believes that Ms. Havdala is well-qualified to serve on our Board due to her extensive management and investment experience.

Edmondo Robinson, M.D.

Dr. Robinson has served as a member of our Board since January 2022. Dr. Robinson has served as a director of TruLite
Health, a developer of the only health equity solution to remediate clinical bias, since February 2025 and Carriage
Services, Inc. (NYSE: CSV), a leading provider of funeral and cemetery services and merchandise in the United States, since October 2024. He currently serves as a member of the Compensation, Audit and Corporate Governance
Committees for Carriage Services, Inc. Dr. Robinson has been the Founder and CEO of Downeast Digital, a company that leverages digital innovation to address critical challenges of medicine, since February 2024. Dr. Robinson has served as trustee of the board of the University of Vermont Health Network since January 2024, as chair of the National Advisory
Council for the Agency for Healthcare Research and Quality since January 2019, and has served on the Technical Expert
Panel, Impact Assessment of CMS Quality and Efficiency Measures for CMS since 2019. Dr. Robinson has also served on the AT&T Healthcare Advisory Council since January 2019 and Digital Medicine Society Strategic Advisory Board since
April 2019. Dr. Robinson has been a practicing academic hospitalist at the Moffitt Cancer Center since December 2019 and a professor of Internal Medicine and Oncologic Science at University of South Florida’s Morsani College of Medicine
since December 2019. Previously, Dr. Robinson held the following positions: Senior Vice President and Chief Digital
Officer at Moffitt Cancer Center from December 2019 to January 2024; various roles at ChristianaCare from July 2008 to
December 2019; clinical assistant professor of medicine and associate professor of medicine at Sidney Kimmel Medical
College from June 2009 to June 2017 and June 2017 to November 2019, respectively; clinical scholar at Robert Wood
Johnson Foundation from July 2006 to June 2008; physician at Kaiser Permanente Medical Group from May 2006 to June
2008; and resident physician at Harbor-UCLA Medical Center from July 2003 to June 2006. Dr. Robinson also served on the board of Aster Insights from January 2020 to December 2023. Dr. Robinson is a fellow of the American College of
Physicians, a senior fellow of the Society of Hospital Medicine, and an Aspen Institute Health Innovators Fellow. Dr.
Robinson earned a medical degree from the University of California, Los Angeles, a master’s degree in business administration from the Wharton School and a master’s degree in health policy research from the University of
Pennsylvania. Our Board believes that Dr. Robinson is well-qualified to serve on our Board due to his extensive medical and information management experience.

Rahul Sen

Mr. Sen has served as a member of our Board since November 2020. Mr. Sen has been a managing director at EGI since
January 2022. As managing director, he sources and evaluates new investment opportunities, negotiates and structures transactions, and works to maximize the value of existing investments. In addition to our Board, Mr. Sen has served on the boards of Baja Aqua-Farms, a Bluefin tuna ranching operation, since November 2023; CraneWorks, a dealer of new and used truck-mounted and related mobile crane equipment, since October 2023; Entertainment Earth, a pioneer and established leader in the collectibles and toy industry, since July 2022; Ventana Exploration and Production II, LLC, an oil
and gas acquisition and development company, since February 2019; and EGI’s agricultural equipment dealer since
January 2021. Mr. Sen also supports EGI’s investment in a government contractor business providing information technology hardware and solutions to the federal intelligence agencies since February 2023. He previously served on the boards of RailUSA, LLC, a short-line and regional railroad platform owner and operator, from October 2018 to April 2022;
Cross Border Xpress, a binational airport terminal that connects San Diego directly to the Tijuana airport, from February
2019 to May 2020; Entertainment Earth, a pioneer and established leader in the collectibles and toy industry, from July
2022 to June 2024; and Veridiam, Inc., a specialty alloy manufacturer serving the nuclear power, medical, aerospace, and industrial markets, from June 2015 to May 2019. Prior to joining EGI in 2015, Mr. Sen worked as a private equity associate at Big Tree Capital Partners, LLC, a search fund focused on the lower-middle market, from September 2014 to
March 2015 and a senior consultant in the strategy and analytics practice at IBM from May 2013 to March 2015. Mr. Sen also provided strategic consulting to technology startups based out of Google’s Communitech Hub from November 2012 to April 2013. Previously, he worked at Home Trust Company from May 2012 to August 2012, where he helped with the strategy for the launch of a new direct-to-consumer retail banking deposits business known as Oaken Financial, and at
OneClass, a venture-backed startup, from September 2011 to April 2012. Mr. Sen earned an undergraduate degree in business administration from Wilfrid Laurier University. Our Board believes that Mr. Sen’s consulting and investment experience makes him well-qualified to serve on our Board.

Rob Webb

Mr. Webb has served as a member of our Board since January 2022. Mr. Webb currently serves as the president of
Onward Enterprises, an investment and advisory firm focused on driving innovation in healthcare and other industries, and has held this role since August 2021. Since March 2023, he has also served as operating partner of Granite Creek
Capital Partners, L.L.C. Mr. Webb previously spent 19 years with UnitedHealth Group in several executive roles, including the president of UnitedHealth Group Ventures from 2012 to July 2021 and chief executive officer of Optum’s consumer and specialty network businesses from 2002 to 2012. In addition to Ardent’s board, Mr. Webb has served as chairman of
Collage Rehabilitation Partners since August 2023 and in a board role for American Well Corporation since November
2022, Delmec Ireland since March 2022 and The Kellogg School Health Care Advisory Board since September 2020. Mr.
Webb previously served as partner at One Equity Partners from 2000 to 2002 and vice president of EGI from 1998 to
2000. From July 2012 to July 2021, he also held board roles at various privately held healthcare companies during his tenure as president of UnitedHealth Group Ventures, including Symphonix Health, Sanvello, Naviguard, Bind Insurance
(now Surest), and Level2. Mr. Webb earned an undergraduate degree in Mechanical Engineering from the University of
Minnesota and a master’s degree in business administration from the Kellogg School of Management at Northwestern
University. Our Board believes that Mr. Webb is well-qualified to serve on our Board due to his extensive experience as a healthcare executive and board member, and advocate for innovation in long-established industries.

Required Vote
Our Bylaws (the "Bylaws") provide that a nominee is elected if a plurality of the votes cast by the holders of the shares of
Common Stock entitled to vote in the election at a meeting at which a quorum is present are cast in favor of such nominee’s election. Our Certificate of Incorporation ("Certificate of Incorporation") does not provide for cumulative voting, and, accordingly, the stockholders do not have cumulative voting rights with respect to the election of directors. Consequently, each stockholder may cast one vote per share of Common Stock held of record for each nominee. Abstentions and broker non-votes will have no effect on the outcome of the election. If a nominee becomes unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by our Board.

The Board recommends that the stockholders vote FOR each of the Board of Director nominees.

Corporate Governance
Director Independence
The rules of the New York Stock Exchange (the "NYSE") and the Securities and Exchange Commission (the "SEC") impose several requirements with respect to the independence of our directors. We are considered a "controlled company" for the purposes of NYSE’s rules and corporate governance standards because EGI-AM controls more than 50% of the voting power of our outstanding Common Stock. As a result, although the members of our audit and compliance committee are required to be independent, we are not required to have a majority of our Board be independent, nor are we required to have a compensation committee or an independent nominating function under the rules of the NYSE. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. If we cease to be a "controlled company" and our shares continue to be listed on the NYSE, we will be required to comply with these provisions within the applicable transition periods.
Our Board has evaluated the independence of its members based upon the rules of the NYSE and the SEC. For a director to be considered independent under those rules, our Board must affirmatively determine that the director does not have any material relationship with us. Applying these standards, our Board has determined that, we had eight independent directors in 2024. Each of our directors other than Messrs. Bonick and Bulgarelli is an independent director as defined under the rules of the NYSE applicable to members of our Board. In making this determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our Common Stock by EGI-AM and Ventas, the roles of Messrs.
Sen and Sotir and Mses. Campion and Havdala with EGI-AM and affiliates of EGI-AM, the role of Mr. Bulgarelli with Ventas and affiliates of Ventas, the Services Agreement entered into between us and EGI-AM as described under "Certain
Relationships and Related Party Transactions – Services Agreement," and payments made by us to EGI-AM, Ventas and their respective affiliates, including, in the case of Ventas, the lease agreements associated with the sale of 18 medical office buildings to Ventas in exchange for $204.0 million on February 9, 2022, and the concurrent entry into agreements to lease the real estate back from Ventas over a 12-year initial term with eight options to renewal for additional five-year terms, rent payments under the master lease agreement with Ventas (the "Ventas Master Lease") and payments made with respect to the repurchase of certain shares held by Ventas for $26.0 million concurrent with the purchase of a minority interest in the Company by Pure Health Capital Americas 1 SPV RSC LTD ("Pure Health").
Our Board determined that none of the aforementioned relationships interfere with the independent and objective oversight by Messrs. Sen and Sotir and Mses. Campion and Havdala of our management or promotion of management’s accountability to our stockholders or with their exercise of independent judgment as a director. Therefore, our Board concluded that Messrs. Sen and Sotir and Mses. Campion and Havdala each qualify as an independent director under the applicable NYSE listing rules.
Code of Business Conduct and Ethics
Our Board has adopted a code of business conduct and ethics (the "Code of Ethics") that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Ethics is available upon written request to Corporate Secretary, Ardent
Health Partners, Inc., 340 Seven Springs Way, Suite 100, Brentwood, Tennessee 37027 or on our website at
www.ardenthealth.com under the webpage "Investor Relations – Governance – Governance Documents." If we amend or grant any waiver from a provision of our Code of Ethics that applies to any of our executive officers, we will publicly disclose such amendment or waiver on our website and as required by applicable law, including by filing a Current Report on Form
8-K with the SEC.
Committees of the Board of Directors
Our Board of Directors has established four standing committees – an Audit and Compliance Committee, a Nominating and
Corporate Governance Committee (the "Nominating Committee"), a Compensation Committee and a Patient Safety and
Quality of Care Committee (the "Quality Committee"), each of which is described below.

Audit and Compliance Committee
Our Board of Directors has appointed an Audit and Compliance Committee to assist it in fulfilling its oversight responsibilities for our financial reports, systems of internal control over financial reporting and accounting policies, procedures and practices. The primary responsibilities and duties of the Audit and Compliance Committee are:
•Selecting, evaluating, compensating and overseeing the independent registered public accounting firm;
•Reviewing the audit plan, changes in the audit plan, and the nature, timing, scope and results of the audit to be conducted by the independent registered public accounting firm;
•Overseeing the financial reporting activities, including the Annual Report, and the accounting standards and principles followed;
•Reviewing and discussing with management and the independent auditor, as appropriate, the effectiveness of the internal control over financial reporting and our disclosure controls and procedures;
•Reviewing major financial risk exposures (and the steps management has taken to monitor and control these risks) and the risk assessment and risk management policies and the guidelines, policies and processes for risk assessment and risk management;
•Approving audit and non-audit services provided by the independent registered public accounting firm;
•Reviewing and, if appropriate, approving or ratifying transactions with related persons required to be disclosed under SEC rules;
•Meeting with management and the independent registered public accounting firm to review and discuss our financial statements and other matters;
•Overseeing the internal audit function, including reviewing its organization, performance and audit findings, and reviewing our disclosure and internal controls;
•Overseeing compliance with applicable legal, ethical and regulatory requirements (other than those assigned to other committees of the Board);
•Monitoring the integrity of the financial statements and compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•Establishing procedures for the receipt, retention and treatment of complaints received regarding accounting, internal controls, auditing or compliance matters;
•Discussing on a periodic basis, or as appropriate, with management, the policies and procedures with respect to risk assessment;
•Investigating any matters received, and reporting to the Board periodically, with respect to ethics issues, complaints and associated investigations; and
•Reviewing the audit and compliance committee chart and the committee’s performance at least annually.
During 2024, the Audit and Compliance Committee was composed of Dr. Robinson and Messrs. Bulgarelli, Goodyear, Sen
and Webb, with Mr. Goodyear serving as the chairperson; however, Mr. Bulgarelli stepped down from this committee upon completion of our initial public offering ("IPO") in July 2024. Mr. DeMichiei was added to the committee on April 2, 2025.
During 2024, the Audit and Compliance Committee held seven meetings. Our Board has determined that each of Dr.
Robinson and Messrs. DeMichiei, Goodyear, Sen and Webb qualifies as an independent director according to the rules and regulations of the SEC and the listing rules of the NYSE with respect to audit and compliance committee membership.
Our Board has determined that each of Mr. Goodyear and Mr. DeMichiei qualifies as an "audit committee financial expert,"
as such term is defined in the rules and regulations of the SEC.  A copy of the charter of our Audit and Compliance
Committee is available on our principal corporate website at www.ardenthealth.com under the webpage "Investor
Relations – Governance – Governance Documents."
Nominating and Corporate Governance Committee
Our Board of Directors has appointed the Nominating Committee to assist it with director nominations matters.  The primary responsibilities and duties of the Nominating Committee are:
•Identify, evaluate and recommend individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•Select, or recommend that the Board select, the director nominees to stand for election at each annual general meeting of the stockholders or any subsidiary or to fill vacancies on the Board;
•Develop and recommend to the Board a set of corporate governance guidelines applicable to the Company and monitor compliance with such guidelines;
•Review proposed waivers of the code of conduct for directors and executive officers;
•Oversee the annual performance evaluation of the Board (and any committees thereof) and management; and
•Oversee actions in furtherance of the corporate social responsibility and the manner in which the Company conducts public policy and government relations activities.
The Nominating Committee also recommends directors eligible to serve on all committees of our Board. The Nominating
Committee also reviews and evaluates all stockholder director nominees.
Pursuant to the Nomination Agreement, for so long as EGI-AM beneficially owns more than 50% of the total voting power of our outstanding Common Stock, EGI-AM’s designees will comprise a majority of the Nominating Committee and, for as long as EGI-AM beneficially owns 4% or more of the total voting power of our outstanding Common Stock, EGI-AM will be entitled to include at least one of its designees on the Nominating Committee. For additional information, see "Certain
Relationships and Related Party Transactions – Nomination Agreement."
During 2024, the Nominating Committee was composed of Ms. Campion and Messrs. Bulgarelli, Bynoe and Goodyear, with
Mr. Bynoe serving as the chairperson; however, Mr. Bulgarelli stepped down from this committee upon completion of our
IPO in July 2024. Mr. DeMichiei was added to the committee on April 2, 2025. During 2024, the Nominating Committee held five meetings. The Nominating Committee has a written charter available on our website at www.ardenthealth.com under the webpage "Investor Relations - Governance - Governance Documents."
Compensation Committee
Our Board has appointed the Compensation Committee to assist it with executive compensation matters.  The primary responsibilities and duties of the Compensation Committee are to administer the compensation program and other benefit plans and practices for our key officers (consisting of our executive officers as defined in Rule 3b-7 of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), other corporate executive officers, and regional presidents) and members of the Board. Our compensation committee reviews and either approves, on behalf of the Board, or recommends to the Board for approval, (i) annual salaries, bonuses and other compensation for our executive officers, and (ii) individual equity awards for our key officers. Our compensation committee also oversees our compensation policies and practices more generally. The compensation committee periodically reports to the Board.
Our Compensation Committee performs the following functions related to executive compensation:
•Review and approve the goals and objectives relating to the compensation of our key officers, including any long-term incentive components of the compensation programs;
•Evaluate the performance of the key officers, including, in light of the goals and objectives of our compensation programs and determine each key officer’s compensation based on such evaluation;
•Review, approve and, when appropriate, recommend to the Board new or amended executive compensation programs, subject, if applicable, to stockholder approval;
•Review the operation and efficiency of the executive compensation programs in light of their goals and objectives;
•Review and assess risks arising from the compensation programs;
•Periodically review that the executive compensation programs comport with the compensation committee’s stated compensation philosophy;
•Review management succession planning;
•Annually produce reports for filings with government agencies in compliance with applicable law or regulation;
•Review and recommend to the Board the appropriate structure and amount of compensation for the directors;
•Establish and periodically review policies for the administration of the equity compensation plans; and

•Review the adequacy of the compensation committee and its charter and recommend any proposed changes to the Board not less than annually.
In deciding upon the appropriate level of compensation for our key officers, the Compensation Committee regularly reviews our compensation programs relative to our strategic objectives and emerging market practice and other changing business and market conditions. In addition, the Compensation Committee also takes into consideration the recommendations of our Chief Executive Officer and independent compensation consultant concerning compensation actions for our other key officers.
Pursuant to the Nomination Agreement, for so long as EGI-AM beneficially owns more than 50% of the total voting power of our outstanding Common Stock, EGI-AM’s designees will comprise a majority of the Compensation Committee and, for as long as EGI-AM beneficially owns 4% or more of the total voting power of our outstanding Common Stock, EGI-AM will be entitled to include at least one of its designees on the Compensation Committee. For additional information, see "Certain
Relationships and Related Party Transactions – Nomination Agreement."
During 2024, the Compensation Committee was composed of Messrs. Bynoe, Bulgarelli and Sen and Mses. Campion and
Havdala, with Ms. Havdala serving as the chairperson. As long as we are a controlled company, we are not required by NYSE rules to maintain a compensation committee comprised solely of independent directors. During 2024, the Compensation
Committee held nine meetings. The Compensation Committee has a written charter that is available on our website at
www.ardenthealth.com under the webpage "Investor Relations – Governance – Governance Documents."
Patient Safety and Quality of Care Committee
The Quality Committee assists our Board in fulfilling its oversight responsibilities relating to the review of our policies and procedures concerning the delivery of quality medical care to patients. The Quality Committee maintains communication between the Board and members of our senior management, with our management having responsibility for the operations and integrity of our clinical operations and service lines. The Quality Committee reviews matters concerning or relating to the quality of medical care delivered to patients, efforts to advance the quality of health care provided and patient safety.
The Quality Committee also performs the following functions:
•Review the quality, safety, clinical risk and clinical services improvement strategies and operations;
•Review the policies and procedures developed by the Company to promote quality patient care and patient safety;
•Retain or approve the recommendation for the retention of consultants or other advisors, from time to time, concerning quality of patient care and patient safety matters;
•Review the development of internal systems and controls to carry out the standards, policies and procedures relating to quality of patient care and patient safety, including, without limitation, controls designed to facilitate communication across the organization regarding patient care and safety improvement opportunities and activities and the evaluation thereof;
•Review relationships with academic medical centers; and
•Review and oversee policies and practices for promoting the Company’s commitment to equity of patient care.
During 2024, the Quality Committee was composed of Dr. Robinson, Messrs. Bulgarelli and Webb, and Ms. Havdala, with
Dr. Robinson serving as chairperson. During 2024, the Quality Committee held four meetings. The Quality Committee has a written charter available on our website at www.ardenthealth.com under the webpage "Investor Relations – Governance –
Governance Documents."
Meetings of our Board of Directors and Committees
During 2024, our Board held a total of six meetings. Each director attended 75% or more of the meetings of our Board and the committees of our Board on which such director served.

Nomination of Directors
Nominations by the Nominating Committee
Directors may be nominated by our Nominating Committee, Board, executive officers or by our stockholders in accordance with our Bylaws, Certificate of Incorporation, applicable laws and any guidelines developed by the Nominating Committee or the Board. The Nominating Committee is responsible for identifying individuals qualified to become members of the
Board and its committees, and recommending candidates for the Board’s selection as director nominees for election at the annual meeting, to fill vacancies on the Board or at other properly convened meetings of the stockholders in accordance with our Bylaws, the listing standards of the NYSE and applicable laws and regulations. The Nominating Committee meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and considering the overall composition and needs of the Board. The Nominating Committee considers each identified candidate’s qualifications, which include the nominee’s experience, business acumen, education, integrity, character, commitment, diligence, conflicts of interest and ability to exercise sound business judgment. We generally seek nominees with a broad diversity of experience, professions, skills and backgrounds. We do not currently pay a fee to any third party to identify or assist in identifying or evaluating potential nominees.
Nominations Pursuant to the Nomination Agreement
Subject to the terms of the Nomination Agreement and based on its ownership of Common Stock, EGI-AM has the right, but not the obligation, to nominate a majority of our directors and to designate the Chairman of the Board and ALH Holdings,
LLC (a subsidiary of Ventas) also has the right, but not the obligation, to nominate one director to the Board. For additional information, see "Certain Relationships and Related Party Transactions – Nomination Agreement."
Nominations by Our Stockholders
Our Bylaws govern stockholder nominations of directors.  To make a director nomination at the 2026 annual meeting, a stockholder of record entitled to vote at the annual meeting must deliver a written notice (containing certain information specified in our Bylaws as discussed below) to the Corporate Secretary at Ardent Health Partners, Inc., 340 Seven Springs
Way, Suite 100, Brentwood, Tennessee 37027.  If the date of the 2026 annual meeting is within 30 days from the first anniversary of the preceding year’s annual meeting of stockholders, the stockholder’s notice must be received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the immediately preceding year’s annual meeting.
For a stockholder nomination to be deemed proper, the notice must contain certain information specified in our Bylaws, including information as to the director nominee(s) proposed by the stockholder, a written questionnaire with respect to the background qualifications of the director nominee(s), a written representation completed by the director nominee(s) in the form required by the Company, a description of all arrangements or understandings between the stockholder and any other persons (including each proposed nominee(s) if applicable) in connection with the proposed nominations, a description of any business or personal interests that would potentially create a conflict of interest between the director nominee(s) and the Company, the date(s) of first contact between the stockholder and the director nominee(s) with respect to any proposed nomination, and all other information relating to such director nominee(s) that would be required to be disclosed in a proxy statement by such stockholder in connection with the solicitation of proxies for the election of directors in a contested election or otherwise required pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Board’s director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
Communicating with the Board
Stockholders and other interested parties wishing to communicate with the Board or any of its committees or directors may do so by writings directed to the Chairman of the Board, c/o Executive Vice President and General Counsel, to the following address: Ardent Health Partners, Inc., 340 Seven Springs Way, Suite 100, Brentwood, Tennessee 37027.

Attendance by Members of the Board of Directors at the Annual Meeting of Stockholders
We encourage each member of our Board of Directors to attend the annual meeting of stockholders. We completed our IPO in July 2024 and did not have an annual meeting of stockholders in 2024.
Board Leadership Structure
The Board determines its leadership structure in a manner that it determines to be in the best interest of the Company and the stockholders. The Board conducts an annual assessment of its leadership structure to determine that the leadership structure is the most appropriate for the Company at the time. The Board anticipates that the Company’s Chief Executive
Officer will be nominated annually to serve on the Board. Currently, Mark Sotir serves as the Chairman of the Board and
Marty Bonick is our President and Chief Executive Officer. Mr. Bonick is also a member of the Board. The Board of Directors has carefully considered its leadership structure and believes at this time that the Company and its stockholders are best served by having the positions of Chairman of the Board and Chief Executive Officer filled by different individuals. In addition, our independent directors bring experience, oversight and expertise from outside our Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise. The Board recognizes that depending on future circumstances, other leadership models may become more appropriate.
Executive Sessions
Each regular meeting of the Board shall include an executive session at which no employee directors or other employees are present. If the non-employee directors include one or more directors who is not independent under the NYSE listing standards, the independent directors will themselves meet in executive session at least once per year. These executive sessions may include such topics as the non-employee or independent directors determine. During these executive sessions, the non-employee or independent directors shall have access to members of management and other guests as they may determine.
Risk Oversight
Our Board is responsible for overseeing our risk management process. The Board fulfills its responsibility by delegating many of these functions to its committees. Under its charter, the Audit and Compliance Committee is responsible for meeting periodically with management to review our major financial risks and the steps management has taken to monitor and control such risks. The Audit and Compliance Committee also oversees our financial reporting and internal controls and compliance programs.
The Board receives reports on risk management from our senior officers and the Audit and Compliance Committee. Also, our Executive Vice President and General Counsel provides a summary of our outstanding material litigation and governmental investigations to our Board at each Board meeting. Additionally, our Board regularly engages in discussions of the most significant risks that we are facing and how these risks are being managed. Our Board of Directors believes that the work undertaken by the Audit and Compliance Committee, together with the oversight provided by the full Board, enables the Board to oversee our risk management function effectively.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is or has been an officer or employee of the Company or any of our subsidiaries. In addition, none of our executive officers serves or has served as a member of the Board, Compensation
Committee or other Board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Proposal 2:  Non-Binding Advisory Vote on Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our NEOs as described below in the sections entitled "Compensation Discussion and Analysis" and "Executive Compensation."  Because your vote is advisory, it will not be binding on the Board of Directors or the Compensation Committee, override any decision made by the Board or the
Compensation Committee or create or imply any additional fiduciary duty of the Board or the Compensation Committee.
The Compensation Committee will, however, review the voting results and take them into consideration when making future decisions regarding executive compensation.
Our executive compensation program is vital to our ability to attract, motivate and retain a highly experienced team of executives. We believe that the program is structured in a manner that supports our Company and our business objectives.
We are asking our stockholders to indicate their support for the compensation of our NEOs disclosed in this Proxy
Statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.
Accordingly, we ask our stockholders to vote FOR the following resolution at the Annual Meeting:
RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the
NEOs as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to
Item 402 of Regulation S-K, including the sections entitled "Compensation Discussion and Analysis" and "Executive
Compensation."
Although the results of this advisory vote are not binding on the Board or the Compensation Committee, the Compensation
Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Board recommends that stockholders vote FOR the resolution to approve, on a non-binding advisory basis, the compensation of our NEOs.

Proposal 3:  Non-Binding Advisory Vote on the Frequency of the Vote on Executive
Compensation
The Dodd-Frank Act requires us to include, at least once every six years, a non-binding advisory vote regarding the frequency of the non-binding advisory vote on executive compensation. In casting their advisory vote, stockholders may choose among four options:
•A vote every year;
•A vote every two years;
•A vote every three years; or
•To abstain from voting.
The Board has determined that a non-binding advisory vote on executive compensation that occurs every year is most appropriate for us at this time. The Board believes that an advisory vote every year will be the most effective timeframe for us to respond to stockholders’ feedback and provide us with sufficient time to engage with stockholders to understand and respond to the vote results. Setting a one-year period will enhance stockholder communication by providing a clear, simple means for us to obtain information on investor sentiment about our executive compensation philosophy.
Although this advisory vote is non-binding, the Board and the Compensation Committee will review the voting results and will respect the expressed desire of the Company’s stockholders by implementing the option, if any, that receives an affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. If no option receives a majority, the Board will select the annual option to be in effect until the next vote on the frequency of the vote on executive compensation.

The Board recommends that stockholders vote for a frequency of every year for future non-binding stockholder advisory votes on the compensation of our NEOs.

Management
Below are the names and ages (as of April 1, 2025) of our executive officers, and a brief account of the business experience of the executive officers who are not members of our Board.

Name	Age	Title
Marty Bonick	51	President and Chief Executive Officer
Alfred Lumsdaine	59	Chief Financial Officer
Stephen C. Petrovich	58	Executive Vice President and General Counsel
David Caspers	54	Chief Operating Officer
David Schultz	54	President, Hospital Operations
Ethan Chernin	42	President, Health Services
The term of each executive officer runs until his successor is appointed and qualified, or until his earlier death, resignation or removal.
Marty Bonick

Mr. Bonick’s biographical information can be found above under "Proposal 1:  Election of Directors – Nominees."
Alfred Lumsdaine

Mr. Lumsdaine has served as our chief financial officer since September 2021. As chief financial officer, he provides financial oversight across all of our organization’s activities and assets, as well as development and execution of Ardent’s long-range financial plans. Prior to joining Ardent, Mr. Lumsdaine served as executive vice president of finance of Quorum Health
Corporation (“Quorum”) from February 2018 through March 2018 and then served as executive vice president and chief financial officer of Quorum from April 2018 to July 2021, where he oversaw financial operations for the company’s acute care hospitals and led a major financial restructuring and other strategic initiatives. From 2016 to 2018, he was president of
Population Health for Sharecare, Inc. Mr. Lumsdaine spent almost 15 years at Healthways, Inc. from 2002 to August 2016 in various roles including controller, chief accounting officer and chief financial officer. Mr. Lumsdaine also served as treasurer and controller at Logisco from 2000 to 2002; vice president of corporate finance at Aegis Therapies from 1998 to 2000;
corporate controller at Theraphysics in 1997; and assistant vice president of internal audit at Willis North America Inc. from
1996 to 1997. Mr. Lumsdaine began his career at Ernst & Young from 1988 to 1996 where he was in the external audit practice with a focus on healthcare. Mr. Lumsdaine earned both an undergraduate and a master’s degree in accounting from the University of Tennessee.
Stephen C. Petrovich

Mr. Petrovich has served as our executive vice president and general counsel since our formation in 2001 and was general counsel to our predecessor company, Behavioral Healthcare Corporation, since 2000. Mr. Petrovich also began serving as our assistant secretary in September 2024 after serving as our secretary since our formation in 2001. Prior to joining Ardent,
Mr. Petrovich served as chief litigation counsel at Charter Behavior Health Systems from October 1997 to February 2000 and as an associate at Nelson Mullins Riley and Scarborough LLP and then the Kelly Law Firm from 1993 to 1997. Prior to that, Mr. Petrovich clerked for the Honorable Harold L. Murphy, federal district judge for the Northern District of Georgia from 1991 to 1993. Mr. Petrovich received a Juris Doctorate degree from the University of Georgia where he was Associate
Notes Editor of the Georgia Law Review and received his undergraduate degree in political science and American history from DePauw University.
David Caspers

Mr. Caspers has served as our chief operating officer since March 31, 2025. As chief operating officer, he has oversight of all of our operations while leading enterprise strategy development and execution. Prior to joining us, Mr. Caspers served as chief stores officer at Leslie’s, Inc. (NASDAQ: LESL) ("Leslie’s"), a leading direct-to-consumer pool and spa care brand, from
October 2023 to March 2025. Prior to that, Mr. Caspers served as the senior vice president of retail operations at Leslie’s from May 2023 to October 2023. Prior to joining Leslie’s, Mr. Caspers served as the vice president, omni channel retail healthcare operations for Walmart Inc., a multinational retailer, from August 2022 to May 2023, where he was responsible for the execution and results for Walmart Health, including healthcare, teams, design, operations, and patient experience.
From August 2015 through August 2022, Mr. Caspers held various roles for Banner Health, a large non-profit health system, including vice president healthcare operations, vice president special project BUMD, and vice president patient experience.
Prior to that, Mr. Caspers held various positions for Target Corporation. Mr. Caspers is a graduate from St. Cloud State
University and North Dakota State College of Science.
David Schultz

Mr. Schultz has served as president, hospital operations since December 2023. As president, hospital operations, he has oversight of our 30 hospitals and is responsible for overseeing key hospital-based functions, including access and transfer management, service line development and hospital-based providers. Previously, he was market president, New Mexico from March 2023 until December 2023, where he served as the chief executive officer of Lovelace Health System, which has five hospitals and 25 sites of care. Prior to joining Ardent, from November 2019 to July 2022, Mr. Schultz served as vice president of operations for Virginia Mason Franciscan Health, which encompasses 11 hospitals, nearly 5,000 employed and affiliated providers, and 18,000 team members. He served as market president, Peninsula Region of CHI Franciscan Health from August 2015 to November 2019 and president of Harrison Medical Center from December 2014 to November 2019.
Prior to that, Mr. Schultz served as executive vice president and chief operating officer at Overlake Medical Center from
September 2007 to November 2014. From January 2003 to September 2007, Mr. Schultz served as administrator and chief operating officer at Northwest Medical Center and, prior to that, as vice president of professional services for East Texas
Medical Center from June 2000 to December 2002. Mr. Schultz is a fellow in the American College of Healthcare Executives.
Mr. Schultz earned an undergraduate degree in economics from the University of Texas in Austin and a master’s degree in healthcare administration from Trinity University in San Antonio, Texas.
Ethan Chernin

Mr. Chernin has served as president, health services since May 2024. As president, health services, Mr. Chernin has oversight of our physician practices and clinic operations as well as our ambulatory strategy and development, and supports our continued evolution toward value-based care through strategic growth efforts that address local healthcare needs.
Prior to joining Ardent, Mr. Chernin served as senior vice president of population health and value improvement for
Healthmap Solutions, Inc., a kidney population health management company, from October 2020 to May 2024. In this role, he was responsible for leading its provider engagement strategies, payor partnerships and population health initiatives.
From July 2014 to September 2020, Mr. Chernin served as vice president of population health for BayCare Health System, a non-profit 16-hospital system across West Central Florida, and chief operating officer of BayCare Physician Partners, a clinically integrated network and accountable care organization. Prior to that, Mr. Chernin held senior leadership roles at
Cleveland Clinic and University Hospitals in Cleveland, Ohio. Mr. Chernin earned an undergraduate degree in political science from the University of Michigan and a master of business administration degree in health systems management from Case Western Reserve University.

Security Ownership of Certain Beneficial Owners and Management
The table below sets forth information with respect to ownership of our Common Stock as of March 28, 2025, by:
•Each person who we know to be the beneficial owner of more than 5% of the outstanding shares of Common
Stock;
•Each of our directors and nominees;
•Each of our NEOs; and
•All of our directors and executive officers as a group.
To our knowledge, unless otherwise indicated in the notes to the table, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned. All computations are based on 142,750,013 shares of
Common Stock outstanding on March 28, 2025, unless otherwise indicated. Unless otherwise indicated in the table or footnotes below, the address for each officer and director listed in the table is 340 Seven Springs Way, Suite 100,
Brentwood, Tennessee 37027.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class

>5% Stockholders

EGI-AM(2)	77,246,499	54.1%
Pure Health(3)	30,262,664	21.2%
ALH Holdings, LLC(4)	9,342,501	6.5%

Directors and NEOs

Martin J. Bonick(5)	939,106	*
Alfred Lumsdaine(6)	100,718	*
Stephen C. Petrovich(7)	1,049,284	*
David Schultz(8)	7,492	*
Ethan Chernin(9)	5,469	*
Mark Sotir(10)	11,562	*
Peter Bulgarelli	—	—
Peter Bynoe(10)	77,427	*
Suzanne Campion(10)	20,275	*
Robert A. DeMichiei(11)	—	—
William Goodyear(10)	77,427	*
Ellen Havdala(10)	77,427	*
Edmondo Robinson(10)	20,275	*
Rahul Sen(10)	11,562	*
Rob Webb(10)	40,275	*
All directors and executive officers as a group (15 persons)	2,438,299	1.7%
*Less than 1%
(1)Under SEC rules, the number of shares shown as beneficially owned includes shares of Common Stock subject to time-vesting restricted stock units
(“RSUs”) that will vest within 60 days of March 28, 2025. Such shares are deemed to be outstanding for the purpose of computing the “percent of class” for that individual, but are not deemed outstanding for the purpose of computing the percentage of any other person.
(2)Information is based solely on the Schedule 13G filed by Chai Trust Company, LLC ("Chai Trust"), EGI-AM and EGI-AM Investor, L.L.C. ("EGI-AM
Investor" and together with Chai Trust and EGI-AM Investments, "EGI Investments") with the SEC on November 14, 2024. EGI Investments reported that it possessed (i) shared voting power with respect to 77,246,499 shares and (ii) shared dispositive power with respect to 77,246,499 shares. The address for EGI Investments is Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606.
(3)Information is based solely on the Schedule 13G filed by Pure Health, Pure Health Holding PJSC, Pure Health Medical Supplies LLC and Pure Health
Capital LLC (collectively, the “Pure Health Entities”), as a group, with the SEC on November 14, 2024. The Pure Health Entities reported that they possessed (i) shared voting power with respect to 30,262,664 shares and (ii) shared dispositive power with respect to 30,262,664 shares. The address for Pure Health is 2462 RsCo-work01, 24th Floor, Al Sila Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, UAE. The

address for Pure Health Holding PJSC is Al Dar Real Estate Investment L.L.C. Building, RBW11,0, Al Raha Beach, 2 Al Raha Street, Abu Dhabi, UAE.
The address for Pure Health Medical Supplies LLC is Officer Number 3401 Vision Tower, Al Khaleej Al Tejar Street 1, Business Bay, Dubai, UAE, PO.
Box: 283572. The address for Pure Health Capital LLC is 2, Al Raha Street, Al Raha, Abu Dhabi, 23035, UAE.
(4)Information is based solely on the Schedule 13G filed by Ventas with the SEC on November 14, 2024. Ventas is the sole stockholder of VTR AMS,
Inc., the sole and managing member of ALH Holdings, LLC, and has voting and dispositive power over the 9,342,501 shares held by ALH Holdings,
LLC. Ventas reported that it possessed (i) sole voting power with respect to 9,342,501 shares and (ii) sole dispositive power with respect to
9,342,501 shares. The address for Ventas is 353 N. Clark Street, Suite 3300, Chicago, Illinois 60654.
(5)Includes 32,960 shares issuable upon vesting of RSUs on March 31, 2025.
(6)Includes 10,307 shares issuable upon vesting of RSUs on March 31, 2025.
(7)Includes 5,861 shares issuable upon vesting of RSUs on March 31, 2025. Also includes (i) 186,225 shares of Common Stock held by the Emilie K.
Petrovich GST-2016 Exempt Family Trust, of which Mr. Petrovich is the trustee and Mr. Petrovich’s children are beneficiaries, and (ii) 186,225 shares of Common Stock held by the Stephen C. Petrovich GST-2016 Exempt Family Trust, of which Mr. Petrovich’s spouse is the trustee and Mr.
Petrovich’s children are beneficiaries. Mr. Petrovich disclaims beneficial ownership of these securities, except to the extent of Mr. Petrovich’s pecuniary interests therein, if any.
(8)Includes 7,492 shares issuable upon vesting of RSUs on March 31, 2025.
(9)Includes 5,469 shares issuable upon vesting of RSUs on March 31, 2025.
(10)Includes 11,562 shares issuable upon vesting of RSUs on March 31, 2025.
(11)Mr. DeMichiei joined the Board on April 2, 2025.

Compensation Discussion and Analysis
This Compensation Discussion and Analysis ("CD&A") focuses on the compensation programs and decisions that applied to our NEOs during our fiscal year ended December 31, 2024. While certain aspects of this discussion describe the programs and practices that we utilized prior to the completion of our IPO on July 19, 2024, the core principles of our executive compensation philosophy — and the link between our executives’ pay to our Critical Indicators (as described below) —
continue to be important considerations for our overall executive compensation program since we have become a publicly traded company.
The Company’s NEOs from the time of our IPO through the conclusion of fiscal year 2024 are as follows:

Name	Title
Marty Bonick	President and Chief Executive Officer
Alfred Lumsdaine	Chief Financial Officer
Stephen C. Petrovich	Executive Vice President and General Counsel
David Schultz	President, Hospital Operations
Ethan Chernin	President, Health Services
Executive Summary
Business Performance
We delivered strong financial and operational performance for stockholders in 2024. Some of our notable achievements in
2024 included:
•Successful IPO in July 2024;
•Revenue growth of 10%;
•Adjusted EBITDA growth of 58%;
•Adjusted EBITDA margin growth of 260 basis points;
•Achievement of a key operational milestone in November 2024 when the New Mexico state directed payment program was retroactively approved for the second half of 2024; and
•Delivering financial results above our guidance ranges.
Our strategic priorities for 2025 include enhancing supply chain efficiencies, advancing service line optimization initiatives, and executing on growth in ambulatory services, in part through the acquisition of urgent care clinics.
Compensation Overview
The Compensation Committee (referred to in this CD&A as the “Committee”) makes decisions regarding the compensation of our NEOs in connection with our annual performance review process. The table below summarizes its decisions as well as updates to the compensation programs for 2024 and 2025.

Factors That Guide Total Compensation Decisions
•Our executive compensation philosophy
•Degree of achievement of key strategic financial, operational and individual goals
•Recommendations of our President and Chief Executive Officer (such positions being referred to in this CD&A, collectively, as "CEO")
•Advice of an independent compensation consultant
•Market pay practices
•Current and historical executive compensation
•Executive compensation peer group comparison

2024 Compensation Program Highlights
Base Salary
In April 2024, during the historical time for annual merit increases, the NEOs received base salary increases ranging from 3.0% to 5.0% to, among other things, ensure their base salaries align with competitive market data for their respective roles.
2024 Short-Term Incentive Compensation
All of our NEOs participate in our Corporate Executive Annual Incentive Award Plan ("Corporate
Executive Bonus Plan"), which includes performance goals relating to the Company ("Corporate
Goals") weighted at 90% and performance goals relating to each NEO ("Individual Goals")
weighted at 10%.
•For 2024, the Corporate Goals focused on three metrics: Adjusted EBITDAR (as defined below)(weighted 50%), profit margin improvement (weighted 25%), and a quality and experience goal relating to six individual quality and patient satisfaction metrics
(weighted 25%).
•Failure to achieve 70% of the Adjusted EBITDAR target would result in no payout for all plan components.
For 2024, we achieved above-target performance (141.44% of target) on an overall basis with respect to the above Corporate Goals and each of the NEOs achieved target performance with respect to their Individual Goals. However, the Committee exercised negative discretion to reduce the Corporate Executive Bonus Plan payout to 100% of target to account for the approval of the New Mexico state directed payment program, which was not factored into the above financial-related Corporate Goals.
In addition to the above, the Committee approved additional discretionary $100,000 one-time cash bonuses to Messrs. Lumsdaine and Petrovich for their extraordinary contributions in connection with the successful completion of our IPO in 2024.
2024 Long-Term Incentive Compensation
Conversion of Class C Units
As a result of our Corporate Conversion to Ardent Health Partners, Inc., the equity held by our
NEOs converted either into shares of common stock or restricted stock awards (“RSAs”) as follows:
•Vested Class C-1 Units (as described below) converted into shares of common stock;
•Unvested Class C-1 Units (time-vesting units) converted into RSAs that vest quarterly in accordance with the original vesting schedule of the Class C-1 Units. Certain awards of
Class C-1 Units granted prior to June 2022 also became vested upon the completion of our IPO; and
•Class C-2 Units (as described below)(performance-based units) converted into RSAs that vest in three substantially equal installments on each of the first three anniversaries of
July 17, 2024.

2025 Compensation Program Changes
In March 2025, the Committee discussed, reviewed and approved executive compensation matters for 2025.
Base Salary
Effective in April 2025, the NEOs received base salary increases ranging from 0% to 5.1%.
Incentive Compensation
The design of our 2025 short-term incentive program under the Corporate Executive Bonus Plan and our 2025 long-term incentive program under the 2024 Plan remains generally consistent with the 2024 approach, with the following changes to ensure alignment with our compensation philosophy and business strategy, while taking market conditions and market practices into consideration:
•Short-Term Incentive Program: the maximum payout opportunity for Corporate Goals was changed to equal 200% for all metrics for consistency and alignment with market practices. The target award opportunities, corporate metrics and weightings generally remain consistent with 2024. The Individual Goals were set in accordance with our 2025 business priorities.
•Long-Term Incentive Program: the performance period for the PRSUs was changed to be one-year (with three-year time-based vesting) due to the pending federal regulatory activity in the healthcare sector and related challenges with goal setting in an uncertain and volatile environment. A three-year relative Total Stockholder Return ("TSR")
modifier was added to the program to enhance stockholder alignment with management concerning our share price performance over the entirety of the performance period. The PRSU metrics and weightings and mix of PRSUs (65%) and
RSUs (35%) for 2025 remain consistent with 2024.

Executive Compensation Philosophy
Our executive compensation program is designed to support our efforts to recruit, retain and motivate highly capable executive personnel and to incentivize our executives to achieve our strategic objectives. The key elements of our compensation philosophy are:

Philosophy	Objective	How We Achieve It

Linked to Performance	Incentive programs link payouts directly to meeting challenging annual performance objectives and long-term value creation
A significant portion of our executives’
compensation opportunity is linked to our
Critical Indicators described below, as we
believe our executives’ pay should be tied
to our operational success as well as
individual contributions to the Company’s
business objectives

Market Based	Competitive pay opportunity for markets we operate in	We assess pay opportunities and program designs against our peers and competitors in the market for talent

Simple	Simple programs that are easy for our executives to understand to ensure they are able to focus on critical goals and milestones that are correlated to the Company’s success
We use four elements of pay —salary,
annual bonus, long-term equity awards
and participation in broad-based benefit
plans and limited executive benefits —
and generally incorporate objective
performance metrics in our incentive
programs

Philosophy	Objective	How We Achieve It

Sustainable and Responsible Value Creation	Programs that drive long-term, responsible performance and decisions
In addition to earnings growth, short-
term incentives include measures focused
on delivering quality care and creating
patient satisfaction
Long-term incentives promote employee
retention and are aligned to long-term
value creation

We use a focused set of incentives to reward our executives in a manner that supports the compensation objectives above.
The primary components of our executives’ overall compensation package for 2024, which are described in more detail in this CD&A under "Elements of Executive Compensation," include:
•Base salaries;
•Short-term incentives in the form of annual cash bonuses;
•Long-term incentives in the form of equity-based compensation; and
•Participation in our broad-based benefits and limited executive benefits.
We feel it is important to tie our executives’ compensation directly to the strategic priorities and values our organization believes are most critical, which we refer to as our Critical Indicators. For 2024, these Critical Indicators were: Adjusted
EBITDAR, profit margin improvement and quality/experience index. The quality/experience index is comprised of six individual quality and patient satisfaction metrics, described in more detail in this CD&A under "Elements of Executive
Compensation." These Critical Indicators are incorporated directly into our short-term incentive program, described in more detail in this CD&A under  "Elements of Executive Compensation." Generally, our philosophy is to offer total compensation that is intended to be competitive with the median of the market and adjusted to reflect our performance.
In addition, to help ensure alignment of our executives’ compensation opportunity with the interests of our stockholders, all of our NEOs currently hold long-term equity incentive awards, which are described in more detail in this CD&A under
"Long-Term Equity Compensation."
Process for Determining Executive Compensation
Role of the Compensation Committee
Historically, the compensation of our executive officers — including base salary, short-term incentive compensation (annual cash bonus), and long-term incentive compensation (equity-based) — has been reviewed and approved by the Committee.
The Committee operates pursuant to its charter, as amended from time to time, the most recent version of which became effective on July 17, 2024. The Committee’s 2024 responsibilities under our executive compensation program included:
•During periods preceding our IPO, approving the compensation of our executive officers, other than our CEO, and recommending our CEO’s compensation to the Board for approval;
•During periods following our IPO, approving the compensation for all of our NEOs, including our CEO; and
•Overseeing the Company’s equity and incentive compensation plans.
In recommending and approving compensation decisions for our executive officers, the Committee reviews and approves the performance goals and objectives for each of our executive officers, and following the end of each annual performance period, assesses performance against those goals to determine the relevant payouts, if any.
Role of Management
In approving the compensation of our NEOs and other senior executives (other than the compensation for our CEO), the
Committee considered the input of our CEO, who is a member of our Board. Our CEO provides insight to the Committee on the performance, and makes recommendations related to the compensation, of our NEOs and other senior executives other than himself.

Role of the Compensation Consultant
Prior to our IPO, the Committee retained Willis Towers Watson ("WTW") to conduct competitive benchmarking analyses of our executive compensation program, including base salary levels, bonus target amounts and long-term incentive values.
Through a series of reports and presentations to the Committee, WTW provided additional pre-IPO assistance on short- and long-term incentive program design, severance program design, director compensation and other compensation decisions that were implemented prior to, and in connection with, our IPO. These reports and presentations, however, were only one factor considered by the Committee when making compensation decisions.
Pursuant to its charter, the Committee is authorized to engage, at the expense of the Company, a compensation consultant to provide independent advice, support and expertise to assist the Committee in overseeing and reviewing our overall executive compensation strategy, structure, policies and programs, and to assess whether our compensation structure establishes appropriate incentives for management and other key employees. WTW became the Committee’s independent compensation consultant for such purposes at the time of our IPO and has continued in that role. Following our IPO, WTW has further assisted the Committee with design of additional executive and director compensation decisions for 2024 and
2025. As part of its services for the Committee, WTW provided reports to the Committee containing research, market data and information regarding trends and developments in executive and director compensation, and WTW reported directly to the Committee. In 2024, WTW and its affiliates provided additional services to the Company, consisting of certain executive compensation consulting services in the amount of $542,841 as well as certain benefits administration and outsourcing services in the amount of $2,418,694. In accordance with SEC rules and NYSE listing standards, the Committee has determined that no conflict of interest exists with respect to the work WTW performs for the Committee.
Use of Compensation Data and Peer Groups
In determining 2024 compensation (including base salary and annual bonus target levels) for our executives, including our
NEOs, the Committee utilized compensation survey data from a variety of sources, including companies within the general industry, as well as companies operating hospitals, health systems and integrated health networks.
In setting compensation terms for our executives, including our NEOs, the Committee considered public company peer group compensation information as an additional reference. With the assistance of WTW, the Company included the following companies in its public company peer group for 2024:

Acadia Healthcare Company, Inc.	Ensign Group, Inc.
Brookdale Senior Living Inc.	Quest Diagnostics Incorporated
Community Health Systems, Inc.	Select Medical Holdings Corp.
DaVita Inc.	Surgery Partners, Inc.
Encompass Health Corp.	Universal Health Services, Inc.
Even though this peer group was established when we were still a private company, the Committee reviewed compensation data for these public company peers as it believed such peers to be relevant comparators for cash compensation and total compensation levels in anticipation of the Company entering the public market. In addition to the peer companies above, from time to time the Committee has reviewed the compensation practices of other publicly traded healthcare providers and general industry peers to further its understanding of the markets for executives. The Committee will continue to reassess the Company’s list of public company peers annually on a go-forward basis.
Elements of Executive Compensation
The primary elements of our executive compensation program include base salaries, short-term incentives in the form of an annual cash bonus, long-term incentives in the form of equity-based compensation, participation in our broad-based benefits programs and limited additional executive benefits. The table below provides an overview of the elements of the
Company’s executive compensation program in 2024, a brief description of each compensation element, and the reason for inclusion in the executive compensation program.

Element	Brief Description	Objectives

Base Salary	Fixed compensation	•Attract and retain top talent by providing competitive base compensation opportunities • Reward for meeting annual objectives and growth through periodic adjustments and merit increases

Short-Term Incentives	Variable, annual performance-based cash
• Incentivize senior management to achieve defined short-term objectives focused on the challenging objectives set to support our Critical Indicators
•Includes critical financial and quality results as well as individual performance objectives with respect to growth and
development, financial performance, operational priorities and talent recruitment, retention and development matters

Long-Term Incentives	Variable, long-term performance-based equity compensation
•Focuses management on delivering long-term, sustainable
results
•Promotes retention of management through long-term vesting
requirements
•Aligns interests of stockholders and executives by linking realized value to financial performance

Health, Welfare and Retirement Benefits	Participation in our broad-based benefits programs and limited executive benefits	•Broad-based benefits provide for the well-being of our employees •Provides tax-efficient retirement savings program
Base Salaries
As noted above, the annual base salaries of our NEOs are intended to attract and retain highly talented individuals. We use base salary to provide each NEO with a specified level of cash compensation during the year with the expectation that the
NEO will perform his responsibilities to their best abilities and in our best interests.
The Committee reviews base salary levels at least annually. When considering base salary adjustments, the Committee generally considers a combination of factors, including the executive’s individual performance, his experience in his role, internal equity and competitive market data and related positioning. The table below presents the base salary rates in effect for our NEOs as of December 31, 2024 and the adjustments made by the Committee in March 2025, which the
Committee believes are competitive and reasonable relative to the peer group and survey benchmark data:

Name	Annual Salary Rate as of December 31, 2024	Annual Salary Rate as of April 15, 2025	% Increase

Marty Bonick	$1,076,000	$1,076,000	N/A
Alfred Lumsdaine	$628,000	$660,000	5.1%
Stephen C. Petrovich	$536,000	$552,000	3.0%
David Schultz	$685,000	$695,000	1.5%
Ethan Chernin	$600,000	$618,000	3.0%
Short-Term Incentive Compensation
Each of our NEOs participates in our Corporate Executive Bonus Plan, which includes both Corporate Goals and Individual
Goals. We believe that the Corporate Executive Bonus Plan aligns with our philosophy of linking pay to performance, since a
NEO’s ability to receive a bonus payment under the plan (and the amount of such bonus payment) primarily depends on the achievement of various pre-established performance goals, including goals relating to our Critical Indicators. The table below presents the 2024 Critical Indicators and the goals and metrics for measuring performance against these objectives:

Critical Indicators	Description / Goal	Associated Plan Metrics

Financial	•Deliver strong financial performance	• Adjusted EBITDAR as a percentage of budget* •Profit margin improvement

Quality and Experience	•Ensure we deliver high levels of quality care	•Measured based on performance objectives relating to six individual quality and patient satisfaction metrics as reflected in our quality/experience index

*Adjusted EBITDAR is defined as net income plus (i) provision for income taxes, (ii) interest expense and (iii) depreciation and amortization expense
(or EBITDA), as adjusted to deduct noncontrolling interest earnings, and excludes the effects of losses on the extinguishment and modification of debt; certain legal matters and related costs; other non-operating losses (gains); Cybersecurity Incident recoveries, net of incremental information technology and litigation costs; restructuring, exit and acquisition-related costs; expenses incurred in connection with the implementation of Epic
Systems, our integrated health information technology system, equity-based compensation expense, and loss (income) from disposed operations, as reported in the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended
December 31, 2024. For a reconciliation of Adjusted EBITDAR to net income, the most directly comparable GAAP financial measure, please see
“Reconciliation of Non-GAAP Measures."

Our target Adjusted EBITDAR metric was based on our 2024 budget. The threshold and maximum Adjusted EBITDAR performance objectives, and associated payouts, were selected by the Committee based on its determination of an appropriate required minimum level of annual growth for funding these goals as well as the stretch level of performance appropriate for a maximum payout. The failure to achieve 70% of the Adjusted EBITDAR target for 2024 would result in no payout under our Corporate Executive Bonus Plan for 2024 for all plan components. The profit margin improvement metric is based on performance objectives relating to an increase in our profit margin. Our quality and experience metrics are based upon various criteria used by industry groups and governmental agencies to assess our hospitals, and included six individual quality and patient satisfaction metrics: (1) AHS HAI Roll Up, (2) AHS Sepsis 1a, (3) AHS Diabetic Control – A1C, (4)
AHS HCAHPS, (5) AHS Physician Net Promoter Score, and (6) AHS Medicare Annual Wellness Visits. The Committee selected the quality and patient satisfaction goals and profit margin improvement goals that it felt were most appropriate for our
2024 short-term incentive plan and established targets for each goal that were designed to be challenging.
The Corporate Goals component of the Corporate Executive Bonus Plan is weighted at 90%. The table below presents the
2024 performance goals and weighting for the Corporate Goals component:

Indicator	Metric	Metric Weight	Performance Range	Performance Target	Payout Range

Financial	Adjusted EBITDAR ($M)	50.0%	Minimum	$521.78	50%

			Goal	$613.86	100%

			Maximum	$705.94	200%

	Profit margin improvement	25.0%	Minimum	10%	50%

			Goal	11%	100%

			Maximum	11%	150%

Quality / Experience Index	Comprised of six individual quality and patient satisfaction metrics	25.0%	Minimum	0.85	50%

			Goal	1.00	100%

			Maximum	1.15	125%

The Committee set minimum, goal and maximum performance targets for each of the six quality and patient satisfaction goals. Each quality and experience metric is measured individually and then combined to determine performance in total to form the quality and experience index score.
The Individual Goal component of the Corporate Executive Bonus Plan is weighted at 10% based on the achievement of specific Individual Goals, including goals relating to growth and development, financial performance, operational priorities and talent recruitment, retention and development. Payout for target achievement is 100% and ranges from 0% to 125% at minimum and maximum achievement levels, respectively.
Straight-line interpolation between threshold to target and target to maximum levels of achievement will be used to calculate payouts pursuant to the foregoing performance goals.
In March 2025, the Committee met and determined that, for 2024, we achieved the results and associated payouts identified in the table below. Further, the Committee determined that each NEO achieved target performance with respect to their individual performance goals.

	Adjusted EBITDAR ($M)	Profit Margin Improvement	Quality / Experience Index

Weight	50%	25%	25%

Minimum	$521.78	10.0%	0.85
Goal	$613.86	10.5%	1.00
Maximum	$705.94	11.1%	1.15

2024 Actual Result	$661.8 (1)	11.1%	1.12

% Achievement	107.8%	105.2%	111.6%
Actual Payout %	152.1%	150%	111.6%
Weighted Actual Payout %	76.0%	37.5%	27.9%

(1)Pursuant to the terms of the Corporate Executive Bonus Plan, Adjusted EBITDAR amount reported in the table is normalized for Epic expenses.
Based solely on the formulaic outcome described above, the Corporate Executive Bonus Plan payout would have been
141.44% of target. However, the Committee exercised negative discretion to reduce the Corporate Executive Bonus Plan payout to 100% of target to account for the approval of the New Mexico state directed payment program, which was not factored into the 2024 financial goals for the Corporate Executive Bonus Plan when they were established in March 2024.
Individual bonus targets are determined by the Committee based on a review of competitive market data as well as an assessment of the relative potential contributions and impact of each role. Target bonus levels are reviewed annually by the
Committee, and each NEO’s 2024 bonus target, as a percent of base salary, is provided in the table below.

Based on the 2024 performance described above, and each NEO’s bonus target for 2024, the Committee approved the following bonus payments for 2024 performance, which were paid in March 2025:

Name	Salary as of December 31, 2024	2024 Bonus Target	Total Achieved	2024 Bonus Payment

Bonick	$1,076,000	125%	100%	$1,345,300
Lumsdaine	$628,000	75%	100%	$571,192	(1)
Petrovich	$536,000	75%	100%	$501,913	(1)
Schultz	$685,000	90% (2)	100%	$554,894	(2)
Chernin	$600,000	75%	100%	$268,037	(3)

(1)Although the Committee decided that the appropriate short-term incentive award for each NEO was 100% of their bonus target, the Committee approved a discretionary $100,000 one-time cash bonus for each of Messrs. Lumsdaine and Petrovich for their extraordinary contributions in connection with the successful completion of our IPO in 2024 in addition to their calculated short-term incentive payment.

(2)Mr. Schultz was promoted to President, Hospital Operations from the interim position effective March 31, 2024. Upon his promotion, his bonus target increased from 60% to 90% of his base salary. His short-term incentive was prorated to reflect the time spent in 2024 in the interim and full-
time capacity for his position.

(3)Mr. Chernin was hired as President, Health Services effective May 28, 2024, and his short-term incentive was prorated to reflect the partial year spent in the position.
2025 Corporate Executive Bonus Plan
In March 2025, the Committee established the terms of our 2025 short-term incentive program under the Corporate
Executive Bonus Plan. Pursuant to the Corporate Executive Bonus Plan, the NEOs will be eligible to earn performance awards based upon the achievement of certain specified performance targets.
The Committee reviewed and considered the alignment of the 2025 short-term incentive program with the Company’s business strategy and determined to maintain metrics and weightings that are generally consistent with 2024. These 2025 metrics and weightings are outlined below.
The following Corporate Goals are weighted at 90%:
(i)50% for the achievement of Adjusted EBITDAR targets;
(ii)25% for the achievement of profit margin improvement targets; and
(iii)25% for the achievement of targets based on the quality and experience index.
The Individual Goals for each NEO are weighted at 10%.
Target award opportunities for 2025 for the NEOs are as follows: Mr. Bonick, 125%; Mr. Schultz, 90%; and Messrs.
Lumsdaine, Petrovich and Chernin, 75%. These target award opportunities did not change from 2024.

The metrics, weightings and payout ranges for our 2025 Corporate Executive Bonus Plan are outlined below.

Indicator	Metric	Metric Weight	Performance Range	Payout Range

Financial	Adjusted EBITDAR	50.0%	Minimum	25%

			Goal	100%

			Maximum	200%

	Profit margin improvement	25.0%	Minimum	50%

			Goal	100%

			Maximum	200%

Quality / Experience Index	Comprised of six individual quality and patient satisfaction metrics	25.0%	Minimum	50%

			Goal	100%

			Maximum	200%
The Quality / Experience goals are comprised of the same six individual quality and patient satisfaction metrics as the
Corporate Executive Bonus Plan. Each metric is measured individually and then combined to determine performance in total to form the quality and experience index score.
The Individual Goal component of the 2025 Corporate Executive Bonus Plan is weighted at 10% based on the achievement of specific individual performance goals, including goals relating to growth and development, financial performance, operational priorities and talent recruitment, retention and development. Payout for target achievement is 100% and ranges from 0% to 125% at minimum and maximum achievement levels, respectively.
If we do not achieve the minimum threshold for the 2025 Adjusted EBITDAR goal, there will be no payout under the 2025
Corporate Executive Bonus Plan. Awards pursuant to the 2025 Corporate Executive Bonus Plan will be paid solely in cash.
No payments will be made for performance below specified threshold amounts. Payouts between threshold and target or target and maximum will be calculated by the Committee in its sole discretion using straight-line interpolation.
Long-Term Equity Compensation
The Company has a long-standing practice of granting equity-based awards to our executives. These equity-based awards have been an integral element of our executive compensation program and are designed to assist us in achieving our executive compensation goals and objectives. Such awards have been designed to align the interests of our NEOs with those of our equityholders by allowing our NEOs to share in the creation of value for our equityholders through capital appreciation, and when applicable, attainment of performance goals. Additionally, due to the long-term nature of the awards, and required service through the vesting dates, they also help provide meaningful retention and help foster a long-
term view toward delivering sustainable, responsible growth.
Class C Units
Prior to our IPO, our executive officers, and other select key contributors, were eligible to participate in our long-term equity compensation program, which provided equity-based awards in the form of profits interests in Ardent Health
Partners, LLC. These profits interests were granted as Class C units under the Ardent Health Partners, LLC Amended and
Restated Limited Liability Company Agreement, as amended (the "Ardent LLC Agreement").

The Class C units were structured to include both a time-based vesting requirement, and, for certain awards granted prior to June 2022, a performance-based vesting requirement. The time-based Class C units that were outstanding in 2024 (the
"Class C-1 Units" as further described below) were subject to the following vesting criteria:

Tranche	Vesting Criteria

Class C-1 Units
•Vest ratably over a 5-year period (in 5% quarterly increments), provided the holder remains employed through the vesting date
•Vest upon a sale of the Company
•Certain awards granted prior to June 2022, including the Class C-1 Unit award granted to our CEO in 2021, also vested upon the completion of our IPO

Pursuant to the then-applicable equity compensation guidelines of the Committee, we ceased making grants of performance-based Class C units (the "Class C-2 Units" as further described below) in June 2022. However, certain Class C units that were granted prior to June 2022 also included a performance-based vesting requirement, which were divided into two types of vesting tranches as follows:

Tranche		Vesting Criteria

Class C-2 Units 2x Vesting Tranche	Performance-Based Vesting	•Vest upon our current investors’ return of 2 times their investment, provided the holder remains employed through the vesting date
Class C-2 Units 2.5x Vesting Tranche	Performance-Based Vesting	•Vest upon our current investors’ return of 2.5 times their investment, provided the holder remains employed through the vesting date
On July 17, 2024, in connection with our IPO, Ardent Health Partners, LLC, a Delaware limited liability company, converted into a Delaware corporation by means of a statutory conversion and changed its name to Ardent Health Partners, Inc., which we refer to as the Corporate Conversion. In connection with the Corporate Conversion, the vested Class C-1 Units converted into shares of our Common Stock, and unvested Class C-1 Units converted into RSAs that continued to vest in accordance with the same vesting schedule that applied to the Class C-1 Units prior to the Corporate Conversion. With respect to the RSAs that relate to the converted Class C-2 Units, such RSAs became subject to a vesting schedule under which vesting occurs ratably in three substantially equal installments on each anniversary of July 17, 2024.
For additional information regarding the RSAs received upon conversion of the Class C units, see "Outstanding Equity
Awards at Fiscal 2024 Year-End."
2024 Plan
Prior to the completion of our IPO, we adopted and obtained the requisite stockholder approval of the 2024 Plan, which became effective on July 17, 2024. Pursuant to the 2024 Plan, our executives are eligible to receive grants of equity incentive awards in order to provide them with a compensation opportunity that is tied in a meaningful way to the long-
term performance of the Company.
In July 2024, the Committee, with the assistance of our compensation consultant, evaluated our long-term equity incentive program, including the mix of annual grants of time-based and performance-based awards for our NEOs, and made equity awards to our NEOs. To emphasize the program’s focus on Company performance, the majority of our 2024 annual grants
(65%) for our NEOs were performance-based, which were granted in the form of PRSUs. The remainder of our 2024 annual grants (35%) were time-based, which were granted as RSUs. These 2024 annual grants were made on July 18, 2024 based on the target values set forth below:

Name	Total Target Value of Long-Term Equity Program Annual Grants (2024) – Expressed as a Percentage of Base Salary	Total Target Value of 2024 Long-Term Equity Program Annual Grants	Total Target Value of 2024 RSU Annual Grants	Total Target Value of 2024 PRSU Annual Grants

Bonick	420%	$4,519,200	$1,581,720	$2,937,480
Lumsdaine	225%	$1,413,000	$494,550	$918,450
Petrovich	150%	$804,000	$281,400	$522,600
Schultz	150%	$1,027,500	$359,625	$667,875
Chernin	125%	$750,000	$262,500	$487,500
For additional information regarding the 2024 annual equity awards, see "Grants of Plan-Based Awards in Fiscal 2024
Table."
Equity Grant Practices
Although there were annual equity awards in July 2024 as a result of the timing of the IPO, the Committee’s typical practice is to grant equity awards to our officers during the first or second quarter of each year. We do not engage in the practice of timing grants with the release of material non-public information. In 2024, we did not grant stock options or other stock-
based compensation other than the RSUs and PRSUs as described herein.
Restricted Stock Units
Each RSU represents the right to receive one share of our Common Stock subject to the NEO remaining continuously employed during a specified vesting period. With respect to the 2024 annual grants of RSUs ("2024 RSUs"), the RSUs vest in three substantially equal installments, with approximately one-third of the RSUs vesting on March 31, 2025, March 31, 2026 and March 31, 2027, subject to the NEO's continued service with the Company through each applicable vesting date. The
Committee selected these March 31 vesting dates to reflect the Company’s historical practice for granting equity compensation awards during the first calendar quarter of the year, notwithstanding that the 2024 RSUs were granted to our
NEOs on July 18, 2024 to coincide with the IPO.
Performance Stock Units
Each PRSU represents the potential to receive one share of our Common Stock, as adjusted, based on the achievement of specified performance criteria, subject to the NEO remaining continuously employed during a specified service-based vesting period. With respect to the 2024 annual grants of PRSUs ("2024 PRSUs"), performance is measured over a two-year period consisting of the 2024 and 2025 calendar years, and the service-based vesting period for the 2024 PRSUs ends on
December 31, 2026. As a newly public company and due to related challenges with long-term goal setting, the Committee determined that a two-year performance period with a three-year service-based vesting was appropriate. The performance criteria under the 2024 PRSUs relate to achievement of Adjusted EBITDAR and net revenue metrics. These metrics relate to separate portions of the target number of PRSUs under each PRSU award, such that 60% of the target PRSUs relate to the
Adjusted EBITDAR metric and 40% of the target PRSUs relate to the net revenue metric. Within each of these metrics, separate performance levels (threshold, target and maximum) are established for vesting purposes. Vesting of the target
PRSUs that relate to a particular metric depends, in part (i.e., subject to satisfying the service-based vesting requirement), on the extent to which the relevant metric is achieved, such that:
•50% vesting applies if threshold performance is achieved;
•100% vesting applies if target performance is achieved; and
•200% vesting applies if maximum performance is achieved.

Linear interpolation applies for performance achievement that is between the threshold and target levels or between the target and maximum levels, such that vesting of the target PRSUs that relate to a particular metric can range from 50% to
200% depending on performance. In the event performance achievement is below the threshold level for a particular metric, the related target PRSUs are forfeited.
Special Awards
From time to time, we may make special awards under the 2024 Plan to promote leadership stability or to achieve other strategic objectives. On September 25, 2024, the Committee made special awards of RSUs to our NEOs (sometimes referred as the “special RSU grants”), excluding Messrs. Bonick and Chernin. These special RSU grants were made primarily for retention purposes after various 2022, 2023 and 2024 Class C unit awards held by these NEOs failed to convert into shares of Common Stock or RSAs or converted into fewer shares of Common Stock or RSAs than anticipated pursuant to the terms of the plan of conversion (as a result of our final IPO per share price of $16 being lower than anticipated). These special RSU grants vest in three substantially equal installments, with approximately one-third vesting on each of September 25, 2025,
September 25, 2026 and September 25, 2027, subject to the NEO's continued service with the Company through each applicable vesting date. For additional information regarding the special RSU grants, see "Executive Compensation – Grants of Plan-Based Awards in Fiscal 2024 Table."
2025 Long-Term Equity Compensation Awards
On April 1, 2025, the Compensation Committee awarded long-term equity-based incentive awards consisting of (i) RSUs
(35%) and (ii) PRSUs (65%). The Committee determined the grant levels based on a number of factors, including Company performance and individual performance, internal equity, our compensation philosophy and competitive market data and related positioning. The long-term incentive award opportunity for each of our NEOs is shown in the table below.

	RSUs		PRSUs (at Target)

NEO	Value ($)	RSUs (#)	Value ($)	PRSUs (#)

Bonick	$1,750,000	134,927	$3,250,000	239,499
Lumsdaine	$700,000	53,971	$1,300,000	95,800
Petrovich	$288,750	22,263	$536,250	39,518
Schultz	$350,000	26,985	$650,000	47,901
Chernin	$271,250	20,914	$503,750	37,122
The 2025 RSUs vest in one-third increments on each anniversary of the date of grant, generally subject to the executive’s continued employment.
With respect to the 2025 PRSUs, performance is determined with respect to the achievement of Adjusted EBITDAR and net revenue goals, weighted 60% and 40%, respectively. Payout opportunities are consistent with the 2024 design, ranging from
50% to 200% for threshold and maximum performance, respectively. No shares will be earned for performance below minimum threshold. The performance period for the 2025 PRSUs was revised to be one-year due to the pending federal regulatory activity in the healthcare sector and related challenges with goal setting in an uncertain and volatile environment. A three-year relative TSR modifier was added to the program to enhance stockholder alignment and hold management accountable for our share price performance over the entirety of the three-year service period. TSR will be measured relative to the performance of a customized peer group of healthcare services companies. PRSUs will vest on
April 1, 2028 based on achievement against the aforementioned, preestablished performance goals, generally subject to the executive’s continued employment.
Benefits and Perquisites
The Company’s executives, including the NEOs, are eligible to participate in the benefit plans that are available to substantially all of the Company’s employees, including defined contribution savings plans, medical, dental and life insurance plans and long-term disability plans. Additionally, the Company provides relocation benefits when appropriate.
For additional information regarding the NEOs’ participation in the Company’s defined contribution savings plan, see
"Retirement Benefits."

Employment Agreements and Executive Severance Program
We have entered into formal employment contracts with Messrs. Bonick, Lumsdaine and Petrovich. The employment contracts for Messrs. Bonick and Lumsdaine were renegotiated in late 2024 and became effective in January 2025 as amended and restated employment agreements. The employment contract for Mr. Petrovich became effective in August
2015. Each of these contracts is entered into by the executive with AHS Management Company, Inc. ("AHS"), a wholly-
owned subsidiary of the Company that provides management services to the Company and its affiliates. Ardent Health
Partners, Inc. does not have any employees.
Mr. Schultz is not party to an employment agreement with AHS or the Company itself. However, in connection with his promotion to President, Hospital Operations, Mr. Schultz accepted an offer letter, dated November 28, 2023, which outlines the basic terms of his employment with AHS. As a general matter, the compensation-related terms set forth in this offer letter ceased to be applicable to Mr. Schultz over the course of the first half of 2024 (i.e., in 2024, Mr. Schultz became subject to the Corporate Executive Bonus Plan, his base salary was increased and he received RSU and PRSU awards as part of our annual grant and special retention grant process).
Mr. Chernin is not party to an employment agreement with AHS or the Company itself. However, in connection with his hiring as President, Health Services, Mr. Chernin accepted an offer letter, dated March 28, 2024, which outlines the basic terms of his employment with AHS.
The terms of these contracts are described below following this CD&A under "Executive Compensation – Employment
Agreements and Offer Letters" and any severance benefits provided under the agreements are described below following this CD&A under "Executive Compensation – Potential Payments upon Termination or Change in Control ."
In connection with our IPO, the Committee established a severance program for our executives, which applies in the event of an executive’s involuntary termination without cause or voluntary termination for good reason (each, a "Qualifying
Termination"). The program is based on severance guidelines that were approved by the Committee prior to our IPO. These guidelines were implemented generally pursuant to our Executive Severance Plan (the "Severance Plan"), and in certain cases, pursuant to our NEOs’ employment agreements. Under the severance program, our executives who experience a
Qualifying Termination generally are eligible to receive: (i) a multiple of their base salary and target annual bonus amount, and (ii) reimbursement of the monthly cost for continuation coverage under our group health plans, known as COBRA coverage, for a designated period. The receipt of these severance benefits is contingent on the executive entering into a release of claims in favor of the Company and various related parties and their compliance with certain restrictive covenant obligations. The following severance benefits apply to our NEOs:
•Marty Bonick (Employment Agreement) — (i) the sum of his base salary and target bonus (A) multiplied by two and payable in substantially equal installments in accordance with our normal payroll practices for 24 months, or (B) if the Qualifying Termination occurs in connection with a change in control of the Company, multiplied by three and payable in a lump sum, and (ii) monthly COBRA coverage reimbursements for up to 18 months.
•Alfred Lumsdaine (Employment Agreement) — (i) the sum of his base salary and target bonus (A) multiplied by
1.5 and payable in substantially equal installments in accordance with our normal payroll practices for 18 months, or (B) if the Qualifying Termination occurs in connection with a change in control of the Company, multiplied by two and payable in a lump sum, and (ii) reimbursement of the monthly cost for COBRA coverage for up to 18 months.
•Stephen Petrovich (Employment Agreement) — a multiple of two times (i) the highest base salary rate in effect during the term of the employment agreement, (ii) the highest bonus level that would be paid if the bonus plan targets were achieved (regardless of actual achievement), and (iii) an additional amount equal to 15% of his base salary at the time of termination. These cash severance payments are payable in substantially equal installments over the 24-month period following termination.
•David Schultz and Ethan Chernin (Severance Plan) — (i) the sum of the applicable NEO’s base salary and target bonus (x) multiplied by 1.5 and payable in substantially equal installments in accordance with our normal payroll practices for 18 months, or (y) if the Qualifying Termination occurs in connection with a change in control of the Company, multiplied by two and payable in a lump sum, and (ii) reimbursement of the monthly cost for COBRA coverage for up to 18 months.
For purposes of the severance program, a Qualifying Termination will occur in connection with a change in control of the
Company if such Qualifying Termination occurs during the period (i) beginning six months immediately prior to a change in control (or, if earlier, upon the execution of a letter of intent or similar agreement relating to a transaction that ultimately results in a change in control), and (ii) ending 18 months following such change in control. If the above severance amounts and other applicable benefits that relate to a change in control are above the threshold that triggers an excise tax under
Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), either those amounts and benefits will be reduced such that the excise tax is avoided or those amounts and benefits will be paid in full with the excise tax imposed on the executive, whichever is more favorable to the executive on an after-tax basis.
Retirement Benefits
Our NEOs participate in our defined contribution savings plan, the Ardent Health Services Retirement Savings Plan (the
"Company Savings Plan"). Participants in the Company Savings Plan may contribute up to 99% of their salary, subject to applicable IRS limits. The Company provides annual safe harbor matching contributions equal to 100% of the first 3% of a participant’s pay that is contributed as an elective deferral and 50% of the next 2% of a participant’s pay that is contributed as an elective deferral. Additionally, the Company may make non-elective contributions to the participant’s Company
Savings Plan account at its election, subject to certain restrictions. The amount of any Company contributions for our NEOs in 2024 is reflected below as "All Other Compensation" in the "Executive Compensation – Summary Compensation Table"
following this section.
None of the NEOs participate in a defined benefit pension plan or nonqualified deferred compensation savings plan that relates to the Company or any of its affiliates.
Other Compensation Policies and Practices
We have established certain policies and practices to ensure that our compensation programs appropriately align the interests of our executives with the interests of our stockholders.
Stock Ownership Guidelines
In connection with our IPO, the Committee established stock ownership guidelines in order to further align the long-term interests of our executives and non-employee directors with those of our stockholders. Our stock ownership guidelines require that our NEOs and other executive leadership team members (collectively, "Covered Executives") and applicable non-employee directors own shares of our Common Stock (as determined under the guidelines) having an aggregate value equal to a multiple of the Covered Executive’s annual base salary or non-employee director’s annual base cash retainer as follows:

Position	Multiple

Chief Executive Officer (Mr. Bonick)	5x Annual Base Salary
Other NEOs (Messrs. Lumsdaine, Petrovich, Schultz and Chernin)	3x Annual Base Salary
Other Covered Executives	2x Annual Base Salary
Non-Employee Directors	5x Annual Cash Retainer
Our Covered Executives and applicable non-employee directors are required to hold 50% of shares acquired as a result of exercise or settlement of compensatory awards until these ownership guidelines have been met. These ownership guidelines do not apply to any non-employee director who does not participate in our director compensation program.
Each Covered Executive and applicable non-employee director has until the later of five years after the completion of our
IPO and the date such individual first becomes a Covered Executive or non-employee director, as applicable, to comply with the stock ownership guidelines.
As of December 31, 2024, each NEO’s equity holdings substantially exceeded the minimum ownership guidelines, except
Messrs. Schultz and Chernin, each of which started in their position during 2024 and has until the fifth anniversary of the
IPO, or July 18, 2029, to attain the minimum ownership guideline. The above divestiture restrictions will apply to NEOs during periods in which, and to the extent that, the above guidelines are not met.

Clawback Policy
In connection with our IPO, the Committee established an incentive compensation recoupment, or "clawback" policy that is intended to comply with the Dodd-Frank Act and applicable SEC and NYSE rules. Under the policy, if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in a current period or left uncorrected, we will recoup from each executive officer, including NEOs, any erroneously awarded incentive-based compensation as defined in the policy. For purposes of the policy, incentive-based compensation includes compensation granted, earned or vested based upon our attainment of specified financial reporting metrics and recovery is required regardless of fault. The policy does not limit any other rights or remedies the Company, the
Board or the Committee may have. These remedies would be in addition to, and not in lieu of, any penalties imposed by law enforcement agencies, regulators or other authorities, such as Section 304 of the Sarbanes-Oxley Act.
Insider Trading Policy
We have adopted an Insider Trading Policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees. In addition, with regard to the Company’s trading in its own securities, it is the
Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.
Tax and Accounting Considerations of Compensation Policies
The Committee takes the applicable tax, financial, and accounting consequences to us as well as the tax consequences into consideration in designing and overseeing our executive compensation program.
Deductibility of Executive Compensation
Section 162(m) of the Code places a limit of $1 million on the amount of compensation per year that a public company may deduct for federal income tax purposes with respect to certain executive officers. The Committee weighs the potential effect of non-deductibility, but also believes that it is important to retain flexibility in designing compensation programs to incentivize conduct that achieves our goals. The Committee acknowledges that some earnings that are achieved under these programs may result in payments to our NEOs that will not be tax-deductible due to the limits of Section 162(m) of the Code.
Accounting for Stock-Based Compensation
We follow the Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718") for our
stock-based compensation awards. ASC Topic 718 requires us to measure and record the compensation expense in our income statement for all share-based payment awards made to our employees and the non-employee members of our
Board, including equity awards, based on the grant date "fair value" of the award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This calculation is performed for accounting purposes and reported in the executive compensation tables required by federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Compensation Committee Report
The Committee has reviewed and discussed with management the section entitled "Compensation Discussion and Analysis"
contained in this Proxy Statement. Based on this review and discussion, the Committee has recommended to our Board that the section entitled "Compensation Discussion and Analysis" be included in this Proxy Statement and incorporated into our
Annual Report on Form 10-K for the year ended December 31, 2024.
Compensation Committee:
Ellen Havdala, Chair
Peter Bulgarelli
Peter Bynoe
Suzanne Campion
Rahul Sen

Executive Compensation
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total

Marty Bonick President and Chief Executive Officer	2024	$1,060,485	$—	$4,520,272	$1,345,300	$13,200	$6,939,257
	2023	$988,623	$—	$—	$1,207,454	$13,200	$2,209,277

Alfred Lumsdaine Chief Financial Officer	2024	$622,632	$—	$2,220,890	$571,192	$13,200	$3,427,914
	2023	$594,314	$—	$278,800	$431,120	$13,200	$1,317,434

Stephen C. Petrovich Executive Vice President and General Counsel	2024	$531,091	$—	$991,419	$501,913	$13,200	$2,037,623
	2023	$508,579	$—	$64,780	$371,644	$13,200	$958,203

David Schultz President, Hospital Operations	2024	$652,116	$—	$ 1,347,291(5)	$554,894	$461,557	$3,015,858
	2023	$342,948	$225,000	$98,400	$—	$59,259	$725,607

Ethan Chernin President, Health Services	2024	$343,856	$50,000	$750,016	$268,037	$80,610	$1,492,519
	2023	$—	$—	$—	$—	$—	$—

(1)Pursuant to Mr. Schultz’s offer letter entered into in connection with his appointment as President, Hospital Operations, we agreed that Mr.
Schultz would receive his target bonus award in respect of his 2023 service prior to the above promotion irrespective of satisfaction of the performance goals thereunder. Pursuant to Mr. Chernin’s offer letter, he received a $50,000 sign-on bonus after his first month of employment.

(2)The value in this column reflects the aggregate grant date fair value of our equity-based compensation awards in accordance with ASC Topic 718.
See “Long-Term Equity Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement for additional information regarding these equity-based compensation awards and their terms. With respect to our PRSU awards, we report grant date fair value at target-
level performance, which is the probable achievement level of the performance conditions. The Company’s valuation assumptions are described in
Note 9, “Equity,” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2024. Assuming achievement of performance goals at the maximum level, the aggregate grant date fair value of these
PRSUs would be Mr. Bonick, $5,876,352; Mr. Lumsdaine, $1,837,696; Mr. Petrovich, $1,044,992; Mr. Schultz $1,335,744; and Mr. Chernin,
$975,040. With respect to the 2023 time-based Class C unit awards (i.e., the Class C-1 Units), the Company employed a Black-Scholes option pricing model to determine the grant date fair value of its equity-based awards, which was used to allocate the estimated equity value of the
Company to the various unit classes. Such equity value of the Company was estimated using income and market valuation approaches, including then-recent sales of the Company’s common units. Such estimates required the input of highly subjective, complex assumptions. See Note 9 to our audited consolidated financial statements in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31,
2024 for further discussion on unit-based compensation.

(3) The values in this column represent the payment of 2023 and 2024 annual bonus awards, paid in 2024 and 2025, respectively.
(4)Details with respect to the 2024 amounts in this column are set forth in the table below.

Name	Year	Relocation Allowance Temporary Housing and Moving Costs	Company Savings Plan Contributions (b)	Total

Marty Bonick	2024	$—	$13,200	$13,200
Alfred Lumsdaine	2024	$—	$13,200	$13,200
Stephen C. Petrovich	2024	$—	$13,200	$13,200
David Schultz (a)	2024	$448,357	$13,200	$461,557
Ethan Chernin	2024	$80,610	$—	$80,610

(a)The amount in this column represents amounts paid or reimbursed to Mr. Schultz during 2024 in connection with his promotion to the role of President, Hospital Operations, which arrangement became effective as of November 20, 2023, and his related responsibilities to provide services for the Company in the greater Nashville, Tennessee area and elsewhere (rather than from the location of Mr. Schultz’s residence in the State of Washington). The relocation benefit involved reimbursement for moving and storage expenses, temporary living expenses, closing costs on the sale of his former residence and purchase of his new residence and other miscellaneous expenses, as well as a related tax gross-up benefit.

(b)The amounts in the column represent Company matching contributions for 2024 under the Company Savings Plan.

(5)On January 2, 2024, Mr. Schultz was issued a grant of 14,676 Class C-1 Units. None of these pre-IPO Class C-1 Units converted to RSAs in connection with the Corporate Conversion. Instead, Class C-1 Units were cancelled for no value pursuant to the terms set forth in the plan of conversion (including the conversion formula set forth therein). Therefore, the grant date value with respect to such Class C units is assumed to be
$0 and is not otherwise reported in this table.

Grants of Plan-Based Awards in Fiscal 2024 Table

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	Grant Date Fair Value of Stock Awards (4)

Name	Grant Date	Award Type	Threshold(5)	Target	Maximum	Threshold	Target	Maximum

Marty Bonick	01/01/2024	CEBP	$605,250	$1,345,000	$2,210,844	—	—	—	—	$—
	07/18/2024	RSU	$—	$—	$—	—	—	—	98,881	$1,582,096
	07/18/2024	PRSU	$—	$—	$—	91,818	183,636	367,272	—	$2,938,174

Alfred Lumsdaine	01/01/2024	CEBP	$211,950	$471,000	$774,206	—	—	—	—	$—
	07/18/2024	RSU	$—	$—	$—	—	—	—	30,922	$494,752
	07/18/2024	PRSU	$—	$—	$—	28,714	57,428	114,856	—	$918,848
	09/25/2024	RSU	$—	$—	$—	—	—	—	41,742	$807,290

Stephen C. Petrovich	01/01/2024	CEBP	$180,900	$402,000	$660,788	—	—	—	—	$—
	07/18/2024	RSU	$—	$—	$—	—	—	—	17,584	$281,344
	07/18/2024	PRSU	$—	$—	$—	16,328	32,656	65,312	—	$522,496
	09/25/2024	RSU	$—	$—	$—	—	—	—	9,699	$187,579

David Schultz (6)	01/01/2024	CEBP	$249,244	$553,875	$910,432	—	—	—	—	$—
	07/18/2024	RSU	$—	$—	$—	—	—	—	22,477	$359,632
	07/18/2024	PRSU	$—	$—	$—	20,871	41,742	83,484	—	$667,872
	09/25/2024	RSU	$—	$—	$—	—	—	—	16,535	$319,787

Ethan Chernin (7)	07/18/2024	CEBP	$119,813	$266,250	$437,648	—	—	—	—	$—
	07/18/2024	RSU	$—	$—	$—	—	—	—	16,406	$262,496
	07/18/2024		$—	$—	$—	15,235	30,470	60,940	—	$487,520

(1)The values in these columns represent the Threshold, Target and Maximum annual bonus opportunities for 2024 under our Corporate Executive Bonus Plan
(abbreviated above as “CEBP”). Under the plan terms, if our minimum performance criteria are not met, no bonus is payable. The Threshold amounts disclosed assume a minimum level of achievement for each metric under the Corporate Executive Bonus Plan.

(2)The amounts shown under Estimated Future Payouts Under Equity Incentive Plan Awards reflect the number of shares attributable to the 2024 PRSUs. The
2024 PRSUs vest on December 31, 2026, subject to the NEO's continued service with the Company until such time and attainment of performance criteria set by the Committee. The performance criteria under the 2024 PRSUs relate to achievement of Adjusted EBITDAR and net revenue metrics over the cumulative
2024-2025 period. These metrics relate to separate portions of the target number of PRSUs under each PRSU award, such that 60% of the target PRSUs relate to the Adjusted EBITDAR metric and 40% of the target PRSUs relate to the net revenue metric.

(3)The values in this column represent the number of RSUs granted in 2024. With respect to the 2024 RSUs granted on July 18, 2024, the RSUs vest in three substantially equal instalments, with approximately one-third of the RSUs vesting on each of March 31, 2025, March 31, 2026 and March 31, 2027, subject to the NEO's continued service with the Company through each applicable vesting date. With respect to the RSUs granted on September 25, 2024, the RSUs vest in three substantially equal installments with approximately one-third of the RSUs vesting on each of September 25, 2025, September 25, 2026 and
September 25, 2027, subject to the NEO's continued service with the Company through each applicable vesting date.

(4)Amounts reported in this column reflect the aggregate grant date fair value of the applicable RSUs and PRSUs granted in 2024, computed in accordance with
ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate the amounts reflected in the table above, please see footnote 2 to the “Summary Compensation Table” above.

(5)The Threshold amounts reported in this table do not include any value for the Individual Goals as there is no specific minimum threshold that NEOs can earn as the payouts for such Individual Goals range from 0% to 125%.

(6)On January 2, 2024, Mr. Schultz was issued a grant of 14,676 Class C-1 Units. None of these pre-IPO Class C-1 Units converted into shares of common stock or
RSAs in connection with the Corporate Conversion and such Class C-1 Units were cancelled for no value pursuant to the terms set forth in the plan of conversion (including the conversion formula set forth therein). Therefore, such Class C units are not reported in this table. Also, with respect to the CEBP calculations above, Mr. Schultz was promoted to President, Hospital Operations from the interim position effective March 31, 2024. Upon his promotion, his bonus target increased from 60% to 90% of his base salary. His short-term incentive was prorated to reflect the time spent in 2024 in the interim and full-
time capacity for his position.

(7)Mr. Chernin was hired as President, Health Services effective May 28, 2024. Thus, the CEBP amounts above are prorated to reflect the partial year spent in the position.

Employment Agreements and Offer Letters
Marty Bonick
Mr. Bonick is a party to an amended and restated employment agreement with AHS, pursuant to which he is employed as the Company’s President and Chief Executive Officer. Pursuant to the agreement, which is dated as of January 10, 2025, Mr.
Bonick’s initial term of employment ends on December 31, 2027, with automatic one-year term renewals unless either party gives timely written notice of non-renewal. Under the terms of the agreement, Mr. Bonick’s base salary is set at
$1,076,000, which base salary may be increased to such other amount as approved by the Board from time to time (as noted above, Mr. Bonick’s base salary as of December 31, 2024 was $1,076,000). In addition, the terms of the agreement provide that Mr. Bonick is eligible to (i) receive grants under the 2024 Plan and (ii) participate in the Company’s annual bonus program (i.e., the Corporate Executive Bonus Plan) with a target annual bonus opportunity established by the Board each year during the term of the agreement. Mr. Bonick’s target annual bonus opportunity was established as 125% of his base salary pursuant to the agreement for fiscal year 2024.
Alfred Lumsdaine
Mr. Lumsdaine is a party to an amended and restated employment agreement with AHS, pursuant to which he is employed as the Company’s Chief Financial Officer. Pursuant to the agreement, which is dated as of January 10, 2025, Mr.
Lumsdaine’s initial term of employment ends on December 31, 2027, with automatic one-year term renewals unless either party gives timely written notice of non-renewal. Under the terms of the agreement, Mr. Lumsdaine’s base salary is set at
$628,000, which base salary may be increased to such other amount as approved by the Board from time to time. In addition, the terms of the agreement provide that Mr. Lumsdaine is eligible to (i) receive grants under the 2024 Plan and (ii)
participate in the Company’s annual bonus program (i.e., the Corporate Executive Bonus Plan) with a target annual bonus opportunity established by the Board each year during the term of the agreement. Mr. Lumsdaine’s target annual bonus opportunity was established as 75% of his base salary pursuant to the agreement for fiscal year 2024.
Stephen C. Petrovich
Mr. Petrovich is a party to an employment agreement with AHS, pursuant to which he is employed as the Company’s
Executive Vice President and General Counsel. The agreement became effective on August 4, 2015 and extends until his termination of employment. Under the terms of the agreement, Mr. Petrovich’s base salary was initially set at $375,000, which base salary may be changed to such higher amount as approved by the Committee from time to time (as noted
above, Mr. Petrovich’s base salary as of December 31, 2024 was $536,000). Under the terms of the agreement, Mr.
Petrovich is eligible to participate in the Company’s annual bonus program on such terms as determined by the Board (as noted above, Mr. Petrovich’s target annual bonus opportunity was 75% of his base salary as of December 31, 2024). In addition, pursuant to the terms of the agreement, Mr. Petrovich is eligible to participate in any fringe benefit and employee benefit programs available to other similarly situated senior officers of AHS.
David Schultz
Mr. Schultz is not party to an employment agreement with AHS or the Company itself. However, in connection with his promotion to President, Hospital Operations, Mr. Schultz accepted an offer letter, dated November 28, 2023, which outlines the basic terms of his employment with AHS. As a general matter, the compensation-related terms set forth in the offer letter with Mr. Schultz ceased to be applicable to him over the course of the first half of 2024 (i.e., in 2024, (i) Mr.
Schultz became subject to the Corporate Executive Bonus Plan for the entirety of the 2024 fiscal year with a target bonus of
90% of his base salary, and (ii) the Committee established (A) Mr. Schultz’s 2024 base salary rate of $685,000, and (B) 2024 target equity award equal to 150% of his base salary). However, Mr. Schultz received a grant of Class C-1 Units pursuant to the offer letter on January 2, 2024. In addition, pursuant to the offer letter, Mr. Schultz remained entitled during 2024 to receive (x) relocation reimbursement benefits, (y) a related miscellaneous expense allowance up to $10,000, and (z)
temporary housing benefits in connection with his relocation from Washington state to Nashville, Tennessee.
Ethan Chernin
Mr. Chernin is not party to an employment agreement with AHS or the Company itself. However, Mr. Chernin accepted an offer letter, dated March 28, 2024, which outlines the basic terms of his employment with AHS. The offer letter with Mr.
Chernin provides for an annual base salary of $600,000, a sign-on bonus of $50,000, the opportunity to participate in the
Corporate Executive Bonus Plan for a prorated portion of the 2024 fiscal year with a target bonus of 75% of his base salary,

and a yearly equity grant with a target value equal to 1.25 times his annual base salary. In addition, Mr. Chernin is entitled to receive certain relocation reimbursement benefits and participate in the same employee benefit and perquisite programs as other senior officers of the Company.

Outstanding Equity Awards at Fiscal 2024 Year-End

Name	Grant Date	Award Type	Number of Shares or Units of Stock that have not Vested (1)	Market Value of Shares or Units of Stock that have not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested (2)

Marty Bonick	09/01/2020	RSA (5)	659,151	$11,258,299	—	$—
	07/18/2024	RSU	98,881	$1,688,887	—	$—
	07/18/2024	PRSU	—	$—	183,636	$3,136,503

Alfred Lumsdaine	09/08/2021	RSA (4)	13,941	$238,112
	09/08/2021	RSA (5)	43,943	$750,546
	07/18/2024	RSU	30,922	$528,148	—	$—
	07/18/2024	PRSU	—	$—	57,428	$980,870
	09/25/2024	RSU	41,742	$712,953	—	$—

Stephen C. Petrovich	10/01/2015	RSA (5)	388,899	$6,642,395
	07/13/2018	RSA (5)	33,293	$568,644
	07/18/2024	RSU	17,584	$300,335	—	$—
	07/18/2024	PRSU	—	$—	32,656	$557,764
	09/25/2024	RSU	9,699	$165,659	—	$—

David Schultz	07/18/2024	RSU	22,477	$383,907	—	$—
	07/18/2024	PRSU	—	$—	41,742	$712,953
	09/25/2024	RSU	16,535	$282,418	—	$—

Ethan Chernin	07/18/2024	RSU	16,406	$280,214	—	$—
	07/18/2024	PRSU	—	$—	30,470	$520,428

(1)Represents (i) unvested RSAs issued in 2024 in connection with conversion of the Class C-1 Units pursuant to the Corporate Conversion (the vesting terms of such RSAs are described in footnotes 4 and 5 below), and (ii) unvested RSUs granted in 2024. With respect to the RSUs granted on
July 18, 2024, the RSUs vest in three substantially equal installments, with approximately one-third of the RSUs vesting on each of March 31, 2025,
March 31, 2026 and March 31, 2027, subject to the NEO's continued service with the Company through each applicable vesting date. With respect to the RSUs granted on September 25, 2024, the RSUs will vest in three substantially equal installments with approximately one-third of the RSUs vesting on each of September 25, 2025, September 25, 2026 and September 25, 2027, subject to the NEO's continued service with the Company through each applicable vesting date.

(2)Based on the per share closing price of our Common Stock of $17.08 on December 31, 2024.
(3)Represents unvested 2024 PRSUs granted on July 18, 2024, which vest on December 31, 2026, subject to the NEO's continued service with the
Company until such time and attainment of performance criteria set by the Committee. The performance criteria under the 2024 PRSUs relate to achievement of Adjusted EBITDAR and net revenue metrics over the cumulative 2024-2025 period. These metrics relate to separate portions of the target number of PRSUs under each PRSU award, such that 60% of the target PRSUs relate to the Adjusted EBITDAR metric and 40% of the target PRSUs relate to the net revenue metric.

(4)Represents unvested RSAs that were issued with respect to awards of pre-IPO Class C-1 Units that were converted into RSAs on July 17, 2024 in connection with the Corporate Conversion and in accordance with a formula set forth in the plan of conversion. These RSAs vest ratably (in substantially equal installments) each calendar quarter over the remainder of the 5-year vesting period that applied to the related pre-IPO Class
C-1 Units, subject to the NEO's continued service with the Company through each applicable vesting date.

(5)Represents unvested RSAs that were issued with respect to pre-IPO Class C-2 Units that were converted into RSAs on July 17, 2024 in connection with the Corporate Conversion and in accordance with a formula set forth in the plan of conversion. These RSAs vest ratably in three substantially equal installments on each of March 31, 2025, March 31, 2026 and March 31, 2027, subject to the NEO's continued service with the Company through each applicable vesting date.

 Stock Vested in Fiscal 2024

Name	Number of Shares Acquired on Vesting	Stock Awards Value Realized on Vesting

Marty Bonick (1)	74,099	$1,185,584
Alfred Lumsdaine (2) (3)	9,294	$156,726
Stephen C. Petrovich (3)	—	$—
David Schultz (3)	—	$—
Ethan Chernin	—	$—

(1)
Represents shares of our Common Stock issued to Mr. Bonick with respect to 450,000 Class C-1 Units that became vested in 2024. Such Class C-1
Units generally were subject to vesting over a 5-year period (in 5% quarterly increments) and were subject to accelerated vesting in connection with the completion of our IPO. The value realized on such vesting is based on (i) our IPO Common Stock price of $16.00 on July 17, 2024 and (ii)
the number of shares of our Common Stock delivered to Mr. Bonick with respect to such Class C-1 Units that became vested in 2024.  These figures are used for purposes of this table since (A) there was no ascertainable public market for the Class C-1 Units, and (B) pursuant to the registration statement filed with the SEC in connection with our IPO, our prior valuations of Class C-1 Units (i.e., as of December 31, 2023) were estimated, using the mid-point of the offering range set forth on the cover page of such registration statement.

(2)
Represents, in part, shares of our Common Stock (4,647 shares) issued to Mr. Lumsdaine with respect to 40,000 Class C-1 Units that became vested in 2024 prior to our IPO. Such, Class C-1 Units generally were subject to vesting over a 5-year period (in 5% quarterly increments). The value realized on such vesting is based on (i) our IPO Common Stock price of $16.00 on July 17, 2024 and (ii) the number of shares of our
Common Stock delivered to Mr. Lumsdaine with respect to such Class C-1 Units that became vested in 2024. These figures are used for purposes of this table since (A) there was no ascertainable public market for the Class C-1 Units, and (B) pursuant to the registration statement filed with the SEC in connection with our IPO, our prior valuations of Class C-1 Units (i.e., as of December 31, 2023) were estimated, using the mid-point of the offering range set forth on the cover page of such registration statement. The remaining shares of our Common Stock (4,646 shares) were issued to Mr. Lumsdaine on September 30, 2024 (2,323 shares) and December 31, 2024 (2,323 shares) in connection with the vesting of the RSAs issued to Mr. Lumsdaine with respect to awards of pre-IPO Class C-1 Units that converted into RSAs on July 17, 2024 in connection with the
Corporate Conversion. The closing share price of $18.38 applies for RSAs that vested on September 30, 2024 and the closing share price of $17.08 applies for the RSAs that vested on December 31, 2024.

(3)
None of the Class C-1 Units granted to Messrs. Lumsdaine and Petrovich on May 1, 2023, or to Mr. Schultz on June 6, 2023 and January 2, 2024,
converted into shares of Common Stock or RSAs in connection with the Corporate Conversion. Instead, Class C-1 Units were cancelled for no value pursuant to the terms set forth in the plan of conversion (including the conversion formula set forth therein). Therefore, the value associated with the vesting that occurred with respect to such Class C units on March 31, 2024 and June 30, 2024 is assumed to be $0 and is not otherwise reported in this table.

Potential Payments upon Termination or Change in Control
Each of our NEOs, other than Messrs. Schultz and Chernin, is party to an employment agreement which provides for severance payments in connection with a termination of employment under certain circumstances.
•In the case of Mr. Bonick, the applicable severance benefits are outlined in his employment agreement. The terms of his such severance benefits are consistent with the severance guidelines approved by the Committee prior to our IPO. Thus, although the employment agreement was entered into on January 10, 2025, such severance benefits are described below.
In the event of a termination of the executive’s employment by the executive for Good Reason or by the
Company without Cause (as such terms are defined in the executive’s amended and restated employment agreement), the executive is entitled to severance benefits equal to (i) the sum of his base salary and target bonus (A) multiplied by two and payable in substantially equal installments in accordance with our normal payroll practices for 24 months, or (B) if such termination occurs in connection with a Change in Control (as defined in the executive’s amended and restated employment agreement), multiplied by three and payable in a lump sum, and (ii) monthly COBRA coverage reimbursements for up to 18 months. A termination without
Cause for these purposes includes non-renewal of the stated term of employment by the Company. In addition, in the event of the executive’s disability, he is entitled to continued base salary payments during the six-month period following his termination of employment.
•In the case of Mr. Lumsdaine, the applicable severance benefits are outlined in his employment agreement.
The terms of such severance benefits are consistent with the severance guidelines approved by the

Committee prior to our IPO. Thus, although the employment agreement was entered into on January 10, 2025, such severance benefits are described below.
In the event of a termination of the executive’s employment by the executive for Good Reason or by the
Company without Cause (as such terms are defined in the executive’s amended and restated employment agreement), the executive is entitled to severance benefits equal to (i) the sum of his base salary and target bonus (A) multiplied by 1.5 and payable in substantially equal installments in accordance with our normal payroll practices for 18 months, or (B) if the qualifying termination occurs in connection with a Change in
Control (as defined in the executive’s amended and restated employment agreement), multiplied by two and payable in a lump sum and (ii) reimbursement of the monthly cost for COBRA coverage for up to 18 months. A termination without Cause for these purposes includes non-renewal of the stated term of employment by the
Company. In addition, in the event of the executive’s disability, he is entitled to continued base salary payments during the six-month period following his termination of employment.
•In the case of Mr. Petrovich, in the event of a termination of the executive’s employment by the executive for
Good Reason or by the Company without Cause (as such terms are defined in the executive’s employment agreement), the executive is entitled to a severance payment equal to a multiple of two times (i) the highest base salary rate in effect during the term of the agreement, (ii) the highest bonus level that would be paid to the executive if the bonus plan targets were achieved (regardless of actual achievement), and (iii) an additional amount equal to 15% of his base salary at the time of termination. These severance payments are to be made in equal installments over the 24-month period following termination, subject to acceleration in the event the executive dies post-termination. In addition, in the event of the executive’s disability, he is entitled to continued base salary payments during the six-month period following his termination of employment. The severance provisions in Mr. Petrovich’s employment agreement also provide that he will be entitled to reimbursement of his reasonable attorney’s fees and costs (and related arbitration, mediation and litigation costs) in the event he successfully resolves certain compensation and benefits claims in his favor.
In the case of Mr. Petrovich, in the event of a termination of the executive’s employment by the executive for
Good Reason or by the Company without Cause (as such terms are defined in the executive’s employment agreement), the executive is entitled to a severance payment equal to a multiple of two times (i) the highest base salary rate in effect during the term of the agreement, (ii) the highest bonus level that would be paid to the executive if the bonus plan targets were achieved (regardless of actual achievement), and (iii) an additional amount equal to 15% of his base salary at the time of termination. These severance payments are to be made in equal installments over the 24-month period following termination, subject to acceleration in the event the executive dies post-termination. In addition, in the event of the executive’s disability, he is entitled to continued base salary payments during the six-month period following his termination of employment. The severance provisions in Mr. Petrovich’s employment agreement also provide that he will be entitled to reimbursement of his reasonable attorney’s fees and costs (and related arbitration, mediation and litigation costs) in the event he successfully resolves certain compensation and benefits claims in his favor.
•In the case of Mr. Schultz and Mr. Chernin, the Severance Plan applies in the event of a termination of the executive’s employment by the executive for Good Reason or by the Company without Cause (as defined in the Severance Plan). In such case, the executive is entitled to a severance payment equal to (i) the sum of the executive’s base salary and target bonus (A) multiplied by 1.5 and payable in substantially equal installments in accordance with our normal payroll practices for 18 months, or (B) if the qualifying termination occurs in connection with a change in control of the Company, multiplied by two and payable in a lump sum, and (ii)
reimbursement of the monthly cost for COBRA coverage for up to 18 months.
 For purposes of the foregoing employment agreements and the Severance Plan:
•"Cause" generally means the executive’s (i) willful refusal to perform, or gross negligence in performing, the reasonable duties of his office, (ii) conviction of or guilty plea to any crime punishable as a felony, or involving fraud or embezzlement, any crime involving moral turpitude or any crime in connection with the delivery of healthcare services, (iii) inability to participate in applicable federal healthcare programs, (iv) any act involving moral turpitude that materially affects the performance of his duties, (v) use of alcohol in violation of company policies or illegal use of drugs, (vi) engagement in fraud, theft, misappropriation or embezzlement with respect to the Company or any of its affiliates, (vii) exclusion from participation in any applicable federal healthcare program, or (viii) sanctioning by any federal or state governmental agency or department and/or being listed on the Health and Human Services cumulative sanctions report, or excluded by the General Services
Administration, as set forth on the list of excluded providers.

•"Change in Control" generally means (i) any person becomes the direct or indirect beneficial owner of more than 50% of the Company’s then-outstanding voting securities, (ii) directors serving on the Board during a specified period cease to constitute at least a majority of the Board unless such directors are approved by a vote of at least a majority of the incumbent directors, and (iii) consummation of any merger, reorganization or consolidation involving the Company, a complete liquidation of the Company or sale of substantially all of the
Company’s assets involving, as applicable, one or more parties that are unrelated to the Company unless the holders of the voting securities of the Company immediately prior to the transaction own more than 50% of the then combined voting power of the voting securities of the company resulting from such transaction in substantially the same proportions of their ownership of such voting securities of the Company prior to the transaction.
Each employment agreement contains restrictive covenants where the executive is subject to during such executive’s employment and each executive will in all cases be subject to such restrictive covenants following such executive’s termination of employment. The executives who are party to employment agreements are bound by a perpetual confidentiality restriction, as well as post-employment non-competition and employee non-solicitation restrictions. For
Messrs. Bonick and Lumsdaine, the post-employment non-competition and non-solicitation restricted period is the 12-
month period following each individual’s respective termination of employment. For Mr. Petrovich, the restricted period is the 24-month period following his termination of employment (or, in the case of a termination without cause, the 12-
month period following termination of employment). The Company may implement similar restrictive covenants for Mr.
Schultz and Mr. Chernin pursuant to the Severance Plan.
Treatment of Equity Awards
As discussed above in the CD&A under "Long-Term Equity Compensation," each of our NEOs has received awards of RSAs,
RSUs and PRSUs.
•With respect to RSAs that were issued with respect to the related pre-IPO Class C-1 Unit awards, (i) the next quarterly vesting tranche of those awards will vest in the event the NEO’s service is terminated without Cause and any remaining unvested portion of those awards will forfeit, and (ii) the entire unvested portion of those awards will accelerate in the event of a Change in Control (as such terms are defined in the RSA award agreement).
•With respect to the RSAs that were issued with respect to the related pre-IPO Class C-2 Unit awards, the unvested portion of those awards will forfeit in the event the NEO’s service is terminated for any reason.
•With respect to RSUs granted in connection with the 2024 RSUs and the special RSU grants, (i) the unvested portion of those awards will vest in the event the NEO’s service is terminated without Cause or the NEO resigns with Good Reason (as such terms are defined in the RSU award agreement), and (ii) the entire unvested portion of those awards will vest in the event the NEO’s service is terminated due to disability.
•With respect to PRSUs granted in connection with the 2024 PRSUs, (i) a pro-rated portion of those awards will remain eligible to vest in the event the NEO’s service is terminated without Cause or the NEO resigns with Good
Reason (as such terms are defined in the RSU award agreement), based on the period in which the NEO remained in service prior to December 31, 2026, and (ii) the entirety of those awards will remain eligible to vest in the event the NEO’s service is terminated due to disability, in each case, subject to attainment of the relevant performance conditions thereunder.
The following table summarizes the payments that would have been made to our NEOs upon the occurrence of a termination of employment or a change in control, assuming that each NEO’s termination of employment with the
Company or a change in control occurred on December 31, 2024. Amounts shown do not include (i) accrued but unpaid salary, and (ii) other benefits earned or accrued by the continuing NEO during his employment that are available to all salaried employees and that do not discriminate in scope, terms or operations in favor of executive officers.

Name / Type of Payment	Change in Control	Termination by the Company Without Cause or Employee’s Resignation for Good Reason Following a Change in Control	Termination by the Company Without Cause or Employee’s Resignation for Good Reason	Termination by the Company For Cause or Employee’s Resignation Without Good Reason	Disability	Termination due to Death

Marty Bonick
Severance	$—	$7,264,717	$4,843,145	$—	$538,127	$—
Health and Welfare	$—	$36,000	$36,000	$—	$—	$—
Accelerated Vesting of RSAs (Converted Class C-2 Units)	$—	$—	$—	$—	$—	$—
Accelerated Vesting of RSU Awards (1)	$—	$1,688,887	$1,688,887	$—	$1,688,887	$1,688,887
Accelerated Vesting of PRSU Awards (2)	$—	$581,093	$581,093	$—	$3,136,503	$3,136,503
Total	$—	$9,570,697	$7,149,125	$—	$5,363,517	$4,825,390

Alfred Lumsdaine
Severance	$—	$2,198,924	$1,649,193	$—	$314,132	$—
Health and Welfare	$—	$36,000	$36,000	$—	$—	$—
Accelerated Vesting of RSAs (Converted Class C-1 Units)	$238,112	$—	$39,685	$—	$—	$—
Accelerated Vesting of RSAs (Converted Class C-2 Units)	$—	$—	$—	$—	$—	$—
Accelerated Vesting of RSU Awards (1)	$—	$1,241,101	$1,241,101	$—	$1,241,101	$1,241,101
Accelerated Vesting of PRSU Awards (2)	$—	$181,724	$181,724	$—	$980,870	$980,870
Total	$238,112	$3,657,749	$3,147,703	$—	$2,536,103	$2,221,971

Stephen C. Petrovich
Severance	$—	$2,036,387	$2,036,387	$—	$267,946	$—
Accelerated Vesting of RSAs (Converted Class C-2 Units)	$—	$—	$—	$—	$—	$—
Accelerated Vesting of RSU Awards (1)	$—	$465,994	$465,994	$—	$465,994	$465,994
Accelerated Vesting of PRSU Awards (2)	$—	$103,335	$103,335	$—	$557,764	$557,764
Total	$—	$2,605,716	$2,605,716	$—	$1,291,704	$1,023,758

David Schultz (3)
Severance	$—	$1,952,251	$2,603,001	$—	$—	$—
Health and Welfare	$—	$36,000	$36,000	$—	$—	$—
Accelerated Vesting of RSU Awards (1)	$—	$666,325	$666,325	$—	$666,325	$666,325
Accelerated Vesting of PRSU Awards (2)	$—	$132,087	$132,087	$—	$712,953	$712,953
Total	$—	$2,786,663	$3,437,413	$—	$1,379,278	$1,379,278

Name / Type of Payment	Change in Control	Termination by the Company Without Cause or Employee’s Resignation for Good Reason Following a Change in Control	Termination by the Company Without Cause or Employee’s Resignation for Good Reason	Termination by the Company For Cause or Employee’s Resignation Without Good Reason	Disability	Termination due to Death

Ethan Chernin
Severance	$—	$1,710,000	$2,280,000	$—	$—	$—
Health and Welfare	$—	$36,000	$36,000	$—	$—	$—
Accelerated Vesting of RSU Awards (1)	$—	$280,214	$280,214	$—	$280,214	$280,214
Accelerated Vesting of PRSU Awards (2)	$—	$96,891	$96,891	$—	$520,428	$520,428
Total	$—	$2,123,105	$2,693,105	$—	$800,642	$800,642
(1)The RSU award agreements provide that, upon the termination of any of the NEO’s employment due to disability or death, by the Company without
“cause” or by the NEO for “good reason,” all outstanding RSUs will vest. The amounts set forth above with respect to the RSUs are based on their value using our closing share price of $17.08 as of December 31, 2024.
(2)The PRSU award agreements provide that, upon the termination of any of the NEO’s employment due to disability or death, the PRSUs will remain eligible to vest in full, based upon actual performance at the later of the conclusion of the performance period or the date of such termination.
Upon a termination of employment by the Company without “cause” or by the NEO for “good reason,” the PRSUs will remain eligible to vest on a pro-rata basis, based upon actual performance at the later of the conclusion of the performance period or the date of such termination (with pro-
rata vesting based on the number of days the NEO remained in employment from the grant date relative to the full vesting period that applies to the PRSUs, which ends on December 31, 2026). The amounts set forth above with respect to the PRSUs are based on their value using our closing share price of $17.08 as of December 31, 2024 assuming target-level performance.
(3)Pursuant to Mr. Lumsdaine’s RSA award agreement that relates to his converted Class C-1 Units, such RSAs become fully vested upon the occurrence of a “change in control.” The amount set forth above with respect to the RSAs is based on their value using our closing share price of
$17.08 as of December 31, 2024.

.

Pay Versus Performance
The following table and supporting narrative contain information regarding "compensation actually paid" to our NEOs and the relationship to Company performance in accordance with SEC rules. Neither compensation actually paid nor the amount reported in the Summary Compensation Table reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, compensation actually paid was calculated by adjusting Summary
Compensation Table total compensation values for the applicable year as described in the footnotes to the table.
Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($M)	Adjusted EBITDAR ($M) (4)

					Total Shareholder Return	Peer Group Total Shareholder Return (3)

2024	$6,939,253	$18,696,908	$2,493,471	$4,440,157	$106	$94	$300	$659

(1)Reflects compensation for our CEO, Marty Bonick, who served as our Principal Executive Officer ("PEO") in 2024.
(2)Reflects compensation for Alfred Lumsdaine, Stephen C. Petrovich, David Schultz and Ethan Chernin in 2024, as shown in the Summary Compensation
Table above.
(3)Peer Group used for TSR comparisons reflects the S&P Health Care Index. TSR calculation assumes an initial investment of $100 at the market close of
July 18, 2024, the date our stock commenced trading on the NYSE. Data for the S&P Health Care Index assumes reinvestment of dividends.
(4)The Company-selected measure is Adjusted EBITDAR, as defined in the "Supplemental Non-GAAP Valuation Measure" section in the Company’s
Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2024.
To calculate "compensation actually paid" for our CEO and other NEOs the following adjustments were made to Summary
Compensation Table total pay for the year ended December 31, 2024.

Adjustments	PEO	Other NEOs

Summary Compensation Table Total	$6,939,253	$2,493,471
Deduction for amount reported in “Stock Awards” column of the Summary Compensation Table	(4,520,268)	(1,327,397)
Deduction for amounts reported in “Option Awards” column of the Summary Compensation Table	—	—
Addition of fair value at fiscal year (FY) end, of equity awards granted during the FY that remained outstanding	16,083,689	3,406,334
Addition of fair value at vesting date, of equity awards granted during the FY that vested during the FY	—	20,597
Addition of change in fair value at FY end versus prior FY end for awards granted in prior FY that remained outstanding	—	—
Addition of change in fair value at vesting date versus prior FY end for awards granted in prior FY that vested during the FY	194,234	(4,130)
Deduction of the fair value at the prior FY end for awards granted in prior FY that failed to meet their vesting conditions	—	(148,718)
Addition in respect of any dividends or other earnings paid during applicable FY prior to vesting date of underlying award	—	—
Addition of incremental fair value of in respect of any options or SARS modified during the FY	—	—
Deduction for values reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table	—	—
Addition for the Service Cost attributable to services rendered during the FY	—	—
Compensation Actually Paid	$18,696,908	$4,440,157

Equity Valuation Assumptions
Measurement date equity fair values are calculated with assumptions derived on a basis consistent with those used for grant date fair value purposes. Restricted stock units are valued based on the closing stock price on the relevant measurement date. Performance stock units subject to non-market-based conditions are valued based on revised assumptions of the probable payout on the applicable measurement dates and the closing stock price on that date. Profits interest units or stock options are valued using a Black-Scholes model.
Compensation Actually Paid Versus Company Performance
While the SEC rules require a graphical comparison of compensation actually paid versus Company performance, management believes that there would not be meaningful comparison in showing compensation actually paid compared to
TSR, Net Income, or Adjusted EBITDAR as there is only one year of pay data since the Company went public during 2024.
Tabular List of Company Performance Measures
The following table alphabetically lists the measures we believe are most important in linking compensation actually paid to
Company performance during 2024.
1.Adjusted EBITDAR
2.Adjusted EBITDAR margin
3.Net revenue
Further details on these measures and how they feature in our compensation plans can be found in the section entitled
"Compensation Discussion and Analysis."

Director Compensation
Prior to the completion of our IPO, our then-existing director compensation program (the "Legacy Program") provided each non-affiliate director with an annual $75,000 cash retainer payment for their service on the Board. Under the Legacy
Program, (i) the chair of our audit and compliance committee received an additional $20,000 payment in recognition of the additional work required for chairing this committee, and (ii) each of the chairs of our other committees received an additional $10,000 payment in recognition of the additional work required for chairing those other committees. These annual cash retainer amounts were paid in four equal quarterly installments under our Legacy Program, and such amounts were paid with respect to the first and second calendar quarters in 2024.
While annual equity awards typically were granted to certain non-employee directors under the Legacy Program in the form of Class C-1 Units, no such grants of Class C-1 Units were made in 2024 (given that RSU grants were made under the 2024
Program (as defined below)). Prior to 2024, these annual grants of Class C-1 Units consisted of a designated number of Class
C-1 Units that vested on a quarterly basis over a three-year period, commencing with the fiscal quarter that included the date of grant.
In connection with our IPO, the Committee established a compensation program for our non-employee directors for their service on the Board (the "2024 Program"). The 2024 Program consists of annual cash retainers and grants of time-based
RSUs under the 2024 Plan ("Annual Director RSUs"). Under the 2024 Program, each participating non-employee director receives an annual cash retainer of $100,000 and a grant of Annual Director RSUs with a grant date value of $185,000 for their service on the Board. In addition, depending on their position with the Board, participating non-employee directors will receive the following additional annual cash retainers for their service on the Board:

Position	Additional Retainer

Chairperson of the Board	$125,000
Audit and Compliance Committee
Chairperson	$30,000
Committee Member	$15,000
Compensation Committee
Chairperson	$20,000
Committee Member	$10,000
Nominating and Corporate Governance Committee
Chairperson	$15,000
Committee Member	$7,500
Patient Safety and Quality of Care Committee
Chairperson	$20,000
Committee Member	$10,000
The annual cash retainers are paid in four equal quarterly installments and pro-rated for any partial year of service on the
Board. Similarly, grants of Annual Director RSUs will be prorated for any partial year of service, such that for any new or replacement non-affiliated non-employee directors appointed during a fiscal year, they would receive a pro-rata portion of
Annual Director RSUs based on the time remaining in the fiscal year of their appointment.
In addition, the Annual Director RSUs generally will have a vesting period of 12 months, although the Annual Director RSUs granted in 2024 will vest on March 31, 2025. This March 31, 2025 vesting date was selected by the Committee to reflect the
Company’s historical guidelines for granting equity compensation awards during the first calendar quarter of the year, notwithstanding that Annual Director RSUs were made on July 18, 2024 to coincide with the IPO. Vesting of outstanding
Annual Director RSUs accelerates in the event of the Company’s Change in Control (as defined in the 2024 Plan).
Any unvested portion of the annual equity award generally is forfeited upon a such director’s termination of Board service, other than due to (i) death, (ii) disability or (iii) such director’s continued service until the first annual meeting of stockholders following the date of grant that applies to such Annual Director RSUs where such director (A) fails to be re-
elected as a member of the Board (other than for reasons related to such director’s misconduct or similar circumstances), or (B) does not stand for re-election.

In addition, as noted in our registration statement that was issued in connection with our IPO, the Board will review, from time to time, our director compensation program to ensure we can continue to attract and retain highly qualified Board members. As part of this review and for retention reasons similar to the “special RSU grants” described in "Compensation
Discussion and Analysis – Long-Term Equity Compensation," the Board determined to issue additional RSUs to certain non-
employee directors in December 2024 (the "Special Director RSUs"). These Special Director RSUs vest in three substantially equal installments, with approximately one-third vesting on each of December 12, 2025, December 12, 2026 and December
12, 2027 and are subject to similar accelerated vesting and forfeiture conditions that are described above with respect to the Annual Director RSUs.
Mr. Bulgarelli, at the direction of Ventas, has been designated as ineligible to participate in the Legacy Program and the
2024 Program.
As of December 31, 2024, all of our non-employee directors, other than Messrs. Sotir and Sen, have equity holdings that exceed the minimum ownership guideline. Mr. Sotir and Mr. Sen have until the fifth anniversary of the IPO, or July 18, 2029, to attain the minimum ownership guideline. The above divestiture restrictions will apply to non-employee directors during periods in which, and to the extent that, the above guidelines are not met. For additional information regarding our stock ownership guidelines, see "Other Compensation Policies and Practices – Stock Ownership Guidelines" in the "Compensation
Discussion and Analysis" section of this Proxy Statement.
2024 Director Compensation
The following table summarizes, for 2024, certain information regarding the compensation of our non-employee directors.
Mr. Bonick, our CEO, does not receive any separate compensation for his service on our Board. Please see "Executive
Compensation – Summary Compensation Table" for a summary of the compensation received by Mr. Bonick in 2024 in his capacity as an executive officer. Mr. Bulgarelli, at the direction of Ventas, is not eligible to receive compensation for his service as a director. Mr. DeMichiei did not join the Board until April 2, 2025 and, therefore, did not receive compensation for 2024.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	Total

Peter Bynoe	$105,000	$365,235	$470,235
Suzanne Campion	$96,250	$365,235	$461,485
William Goodyear	$116,250	$365,235	$481,485
Ellen Havdala	$107,500	$365,235	$472,735
Edmondo Robinson	$110,000	$365,235	$475,235
Rahul Sen(4)	$100,000	$184,992	$284,992
Mark Sotir(4)	$165,000	$184,992	$349,992
Philip Tinkler(5)	$37,500	$—	$37,500
Rob Webb	$100,000	$365,235	$465,235

(1)	Amounts reported in this column represent cash fees paid to each non-employee director during 2024 for his or her Board and committee service. Cash fees are paid quarterly in arrears.
(2)
Amounts reported in this column reflect the aggregate grant date fair value for the Annual Director RSUs and Special Director RSUs granted in
2024, computed in accordance with ASC Topic 718. The Company’s valuation assumptions are described in Note 9, "Equity," in the Notes to the
Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2024.

(3)
The aggregate number of shares subject to stock awards outstanding as of December 31, 2024 for each of the non-employee directors was as follows: Mr. Bynoe, 22,355 RSUs; Ms. Campion, 22,355 RSUs; Mr. Goodyear, 22,355 RSUs; Ms. Havdala, 22,355 RSUs; Mr. Robinson, 22,355 RSUs;
Mr. Sen, 11,562 RSUs; Mr. Sotir, 11,562 RSUs; and Mr. Webb, 22,355 RSUs.

(4)	Messrs. Sen and Sotir did not receive grants of the Special Director RSUs.
(5)	Mr. Tinkler resigned from our Board on July 17, 2024 immediately prior to the effectiveness of our registration statement that was filed in connection with our IPO.

Equity Compensation Plans
The following table provides information as of December 31, 2024 about equity securities that may be issued under the
Company's existing equity compensation plans and arrangements:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation plans approved by security holders	2,440,276	$—	10,435,186
Equity compensation plans not approved by security holders	—	—	—
Total	2,440,276	$—	10,435,186
(1)Includes 1,376,514 RSUs that vest solely upon the holder’s continued employment through a certain date and 1,063,762 PRSUs that vest upon the holder’s continued employment and achievement of Company-wide financial targets over time. The PRSUs included in the table above represent the number of shares that would be earned by the holders based upon achievement of target performance. The earned number of shares for PRSUs can range from 0% to 200% depending upon the actual performance relative to target performance.
For additional information regarding the Company’s equity compensation plans, see Note 9, "Equity," in the Notes to the
Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended
December 31, 2024.

Proposal 4:  Ratification of Appointment of Independent Registered Public Accounting
Firm
The Audit and Compliance Committee of the Board has appointed Ernst & Young LLP ("EY") as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Representatives of EY are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions. Although ratification is not required by our Bylaws, or otherwise, our Board is submitting the selection of EY to our stockholders for ratification as a matter of good corporate practice.
Fees
The following table presents fees for professional services rendered by EY for the audit of our annual financial statements for the years ended December 31, 2024 and 2023, and fees incurred for other services rendered by EY for such years:

	2024	2023

Audit fees(1)	$3,909,730	$2,423,393
Audit-related fees (2)	95,382	92,607
Tax fees(3)	454,057	406,106
All other fees	—	—
Total fees	$4,459,169	$2,922,106
(1)Primarily for the audit of our annual financial statements and the review of our quarterly financial statements, and, with respect to 2024, services in connection with our IPO.
(2)Audit-Related Fees were for incremental audit and review services performed for certain subsidiaries of the Company.
(3)Tax Fees were for tax planning, employment-related tax credits and tax advisory services.
Pre-Approval of Auditor Services
The charter of the Audit and Compliance Committee provides that the Audit and Compliance Committee must pre-approve all auditing and non-auditing services to be provided by our auditor. In addition, the Audit and Compliance Committee shall have the sole authority to approve any compensation to our auditor for any approved audit or non-audit services. For 2024, all services provided by EY were pre-approved by the Audit and Compliance Committee. All non-audit services were reviewed by the Audit and Compliance Committee, and the Audit and Compliance Committee concluded that the provision of such services by EY was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Required Vote
The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is needed to ratify the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Under Delaware law, an abstention will have the same legal effect as a vote against the ratification of EY, and broker non-votes will have no effect on the outcome of the ratification of the independent registered public accounting firm. If the appointment is not ratified, the matter will be referred to the Audit and Compliance Committee for further review.

The Audit and Compliance Committee and the Board recommend that the stockholders vote FOR ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Audit and Compliance Committee Report
Our management has primary responsibility for preparing our financial statements and implementing internal controls over financial reporting. Our independent registered public accounting firm, EY, is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States and the effectiveness of our internal control over financial reporting.
The role and responsibilities of the Audit and Compliance Committee are set forth in a written charter adopted by our
Board of Directors. The charter is available on our website, www.ardenthealth.com, under the webpage "Investor Relations
– Governance – Governance Documents." The Audit and Compliance Committee reviews and reassesses the adequacy of the charter annually or more often as necessary and recommends any proposed changes to the Board. The Audit and
Compliance Committee acted in accordance with its charter in 2024. In fulfilling its responsibilities for fiscal year 2024, the
Audit and Compliance Committee:
•Reviewed and discussed with management our unaudited quarterly financial statements during 2024 and our audited financial statements for the fiscal year ended December 31, 2024, including a discussion of critical accounting policies used in such financial statements;
•Discussed with EY the matters required to be discussed by the applicable requirements of the Public Company
Accounting Oversight Board and the SEC; and
•Received the written disclosures and the letter from EY as required by the applicable requirements of the
Public Company Accounting Oversight Board regarding EY’s communications with the Audit and Compliance
Committee concerning independence and discussed with EY their independence from us and management.
Based on the Audit and Compliance Committee’s review of the audited financial statements and discussions with management and EY as described above, and in reliance thereon, the Audit and Compliance Committee recommended to our Board that the audited financial statements for the fiscal year ended December 31, 2024 be included in our Annual
Report on Form 10-K for filing with the SEC.
Audit and Compliance Committee:*
William Goodyear, Chair
Edmondo Robinson, M.D.
Rahul Sen
Rob Webb
* Mr. DeMichiei did not join the Board or the Audit and Compliance Committee until April 2, 2025.

Certain Relationships and Related Party Transactions
Related Person Transaction Policy
We have established a written related party transaction policy that provides procedures for the review of transactions in excess of $120,000 in any year between us and any covered person having a direct or indirect material interest with certain exceptions. Covered persons include any director, executive officer, director nominee or stockholders known to us to beneficially own 5% or more of our voting securities or any affiliates and immediate family members of the foregoing. Any such related party transactions shall require advance approval by a majority of our independent directors or by our Audit and Compliance Committee.
Corporate Conversion
In July 2024, the Company converted into a Delaware corporation and changed its name to Ardent Health Partners, Inc. As a result of the corporate conversion, the unitholders of Ardent Health Partners, LLC became holders of shares of Common
Stock of Ardent Health Partners, Inc. Ownership of beneficial owners can be found under "Security Ownership of Certain
Beneficial Owners and Management."
Pure Health Equity Investment
On May 1, 2023, Pure Health purchased a 26.1% interest in the Company from the unitholders for approximately $500 million. In connection with Pure Health’s investment, unitholders were eligible to exercise tag-along rights to sell a proportionate share of their individual equity ownership interest in the Company and AHP Health Partners, Inc., our direct majority-owned subsidiary. Ventas exercised its tag-along right to sell its proportionate share of interest in both the
Company and AHP Health Partners, Inc. To fulfill Ventas’ right to sell its proportionate share of noncontrolling ownership interest in AHP Health Partners, Inc., we exercised our right to repurchase those shares from Ventas for $26.0 million concurrent with Pure Health’s purchase of a minority interest in our Company.
Sale-Leaseback of Medical Office Buildings with Ventas
On February 9, 2022, we completed the sale of 18 medical office buildings to Ventas in exchange for $204.0 million and concurrently entered into agreements to lease the real estate back from Ventas over a 12-year initial term with eight options to renew for additional five-year terms.
The initial terms of the lease agreements did not qualify for accounting treatment as sale-leaseback arrangements. Thus, the held-for-sale assets were classified as held for sale and continued to depreciate over their respective useful lives.
Additionally, the net proceeds received from the transaction of $202.1 million were accounted for as a related party deferred financing obligation.
On December 28, 2022, we amended certain renewal terms of the original lease agreements with Ventas such that the amended terms qualified for accounting treatment as sale-leaseback arrangements. Upon amendment, we recognized a gain of $157.8 million in other non-operating gains, related party for the year ended December 31, 2022. The aggregate amount of all periodic payments pursuant to such lease agreements due on or after January 1, 2025 through the current expiration date is approximately $111.6 million.
Ventas Master Lease and the Relative Rights Agreement
Prior to August 4, 2015, AHS Medical Holdings, LLC (the "Predecessor") was the limited liability company that owned the assets and operations now owned by the Company. Effective August 4, 2015, Ventas purchased a majority of the
Predecessor’s real estate assets. In a series of related transactions, the Predecessor’s operations and real estate were separated. Thereafter, Ventas retained ownership of the Predecessor’s real estate while a combination of EGI-AM, Ventas and the Predecessor’s senior management team formed the Company, which acquired the Predecessor’s operations on
August 4, 2015 for $519.5 million. The Company divested the majority of its real estate to Ventas as part of the transaction, effective August 4, 2015, whereby Ventas purchased a majority of the Predecessor’s real estate assets. The Company issued
$14.0 million of equity attributable to noncontrolling interests as part of such transaction on August 4, 2015. Prior to the closing of the series of related transactions whereby EGI-AM, Ventas and the Predecessor’s senior management team formed the Company, which acquired the Predecessor’s operations, effective August 4, 2015, the Company held certain subordinated notes due to affiliates, which were repaid and terminated at such closing. The Company had $84.2 million of subordinated notes due to an affiliate of the Company’s former controlling unitholder at December 31, 2014 (Predecessor), which were repaid on August 4, 2015. Interest expense associated with this debt totaled $5.1 million for the period January
1, 2015 to August 3, 2015 (Predecessor). The Company also had $6.7 million of subordinated notes due to affiliates of FFC
Partners (which owned common units and redeemable preferred units of the Company), which subordinated notes were repaid on August 4, 2015. Interest expense associated with this debt totaled $408,000 for the period January 1, 2015 to
August 3, 2015 (Predecessor).
On August 4, 2015, we also entered into a 20-year master lease agreement (with a renewal option for an additional ten years) with subsidiaries of Ventas, pursuant to which we lease ten of our hospitals. The ten wholly owned subsidiaries of the Company that operate the hospitals subject to the Ventas Master Lease are “tenant” parties to the Ventas Master Lease
("Tenants"), and the Company, AHP Health Partners, Inc. and Ardent Legacy Holdings, LLC, a wholly owned direct subsidiary of AHP Health Partners, Inc., are “guarantor” parties to the Ventas Master Lease (“Lease Guarantors”). The Lease
Guarantors provide an unsecured guarantee of the Tenants’ obligations under the Ventas Master Lease in favor of the
Ventas “landlord” subsidiaries party thereto. The Ventas Master Lease includes an annual rent escalator equal to the lesser of four times the Consumer Price Index (or 4x CPI) or 2.5%. The Company recorded rent expense of $137.3 million for the year ended December 31, 2024 related to this agreement. In addition, Ventas also provided us with growth capital related to the expansion and enhancement of our physical facilities of up to $30.0 million annually during the first five years of the
Ventas Master Lease. The aggregate amount of all periodic payments pursuant to the Ventas Master Lease due on or after
January 1, 2025 through the current expiration date is approximately $2.5 billion.
The Ventas Master Lease includes a number of significant operating and financial restrictions on us, including requirements that we maintain certain minimum portfolio coverage ratio (defined as consolidated EBITDAR of Tenants, plus management fees, as further adjusted for certain additional permitted add-backs (including estimated acquisition synergies), over
“minimum rent” (as defined)) of at least 2.2x and guarantor fixed charge coverage ratio (defined as consolidated EBITDAR, as further adjusted for certain additional permitted add-backs (including estimated acquisition synergies), over fixed charges) of at least 1.2x and do not exceed a certain guarantor net leverage ratio of 6.75x (defined as funded indebtedness plus annual rent payments under operating leases, multiplied by 8.0, over consolidated EBITDAR, as further adjusted for certain additional permitted add-backs (including estimated acquisition synergies)). If we breached our covenants under the terms of the Ventas Master Lease, we would be in default thereunder, and Ventas would have the right in certain circumstances to terminate the Ventas Master Lease and/or exercise a purchase option with respect to certain personal property located at the leased facilities. The Ventas Master Lease contains a cross-acceleration provision that could result in a default under the Ventas Master Lease in the event we default under the terms of certain of our debt instruments, including our $325.0 million senior secured asset based revolving credit facility ("ABL Facility") and the senior secured term loan facility (the "2021 Term Loan B Facility" and, together with the ABL Facility, the "Senior Secured Credit Facilities") and
the indenture governing the issuance of $300.0 million aggregate principal amount 5.750% Senior Notes due 2029 (the
"5.75% Senior Notes"), and the holders of such indebtedness elect to accelerate the obligations thereunder, together with accrued but unpaid interest thereon. In such event, it is unlikely that we would be able to satisfy our obligations under all of such accelerated indebtedness simultaneously. Moreover, pursuant to the terms of the Ventas Master Lease, Ventas has the option upon the (i) expiration of the term of the Ventas Master Lease, (ii) earlier termination of the Ventas Master
Lease or (iii) occurrence of certain events of default under the Ventas Master Lease, to dispossess the Tenants under the
Ventas Master Lease from all or any portion of their leased premises. In connection with such dispossession, Ventas has the right to purchase all of such Tenants’ personal property (at fair market value) relating to such dispossessed premises other than such Tenants’ proprietary software, trademarks, accounts receivable, contracts with its affiliates and any other of such
Tenants’ contracts or leases determined by Ventas or its designee.
Ventas, the trustee of the 5.75% Senior Notes and the administrative agents under our Senior Secured Credit Facilities are parties to a Relative Rights Agreement that (among other things):
•sets forth the relative rights of Ventas and the administrative agents with respect to the properties and collateral related to the Ventas Master Lease and securing our Senior Secured Credit Facilities;
•contains a cross-acceleration provision that allows Ventas to declare an event of default under the Ventas
Master Lease upon the acceleration of our obligations under our Senior Secured Credit Facilities, and allows the administrative agents to declare an event of default under our Senior Secured Credit Facilities in the event
Ventas declares a termination of the Ventas Master Lease prior to the expiration of the term of the Ventas
Master Lease;
•provides Ventas with an option to purchase the debt obligations owed or guaranteed by the Tenants for no more than $375.0 million (subject to reduction in certain circumstances, including for mandatory and voluntary prepayments under our Senior Secured Credit Facilities) (the "Ventas Purchase Option Amount"),

together with the assignment of all security interests held by each lender under our Senior Secured Credit
Facilities and all other indebtedness incurred or guaranteed by the Tenants in all right, title and interest in the
Tenants, their assets, and the equity interests that we own in the Tenants. Upon exercise and consummation of this purchase option, (i) all indebtedness of and guarantees by the Tenants under our Senior Secured Credit
Facilities is automatically assigned to Ventas by means of a separate tranche; (ii) the Company, AHP Health
Partners, Inc., as issuer of the 5.75% Senior Notes, and certain of its existing and future wholly owned domestic subsidiaries that are guarantors under the 2021 Term Loan B Facility and the 5.75% Senior Notes will provide unsecured, fully subordinated guarantees of the Tenants’ indebtedness to Ventas under such tranche, subordinated to the obligations of the Company and its direct and indirect subsidiaries under the Senior
Secured Credit Facilities and the 5.75% Senior Notes and to all other holders of debt that join the Relative
Rights Agreement; (iii) the Tenants’ guarantees of the 5.75% Senior Notes will be automatically released; (iv)
the Tenants will become unrestricted subsidiaries for purposes of the Senior Secured Credit Facilities and the indenture governing the 5.75% Senior Notes; and (v) the Ventas Purchase Option Amount will be applied to reduce amounts outstanding under the Senior Secured Credit Facilities and all other indebtedness incurred or guaranteed by the Tenants (with holders of the 5.75% Senior Notes not being entitled to any of the proceeds received by the lenders upon the exercise of Ventas’ purchase option);
•provides that, regardless of whether or not Ventas exercises its purchase option, the maximum amount of the guarantee of the 5.75% Senior Notes by the guarantors that are Tenants, together with the amount of the indebtedness of and guarantees by such guarantors under the Senior Secured Credit Facilities and all other indebtedness incurred or guaranteed by the Tenants, cannot exceed $375.0 million; and
•provides that, in certain circumstances, the Tenants and our entities that are guarantors under the Ventas
Master Lease and their respective affiliates may enter into, guaranty and incur other or additional secured or unsecured indebtedness under new credit facilities, indentures, instruments or other debt documentation so long as, in each case, (i) to the extent required under the Ventas Master Lease, the agent, lender or trustee in respect of such indebtedness enters into a joinder agreement to the Relative Rights Agreement; (ii) the principal amount of the obligations thereunder, together with the amount of indebtedness of and the guarantees by such guarantors under the Senior Secured Credit Facilities and all other indebtedness incurred or guaranteed (whether secured or unsecured) by the Tenants, cannot exceed $375.0 million; (iii) the interest rate or yield applicable thereto shall not increase by more than 5.0% per annum in the aggregate above such applicable rate as in effect on June 28, 2018; and (iv) at the time of incurrence of such indebtedness and the guarantees thereunder, the consolidated net leverage ratio (as defined in the Ventas Master Lease, and on a pro forma basis) shall not exceed 6.25x, subject to certain exceptions.
Registration Rights Agreement
On July 3, 2015, certain of our executive officers and management team, EGI-AM and Ventas (the "Investors") entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Company. In connection with Pure Health’s investment in the Company, on May 1, 2023, the Company and EGI-AM amended the Registration Rights Agreement to add
Pure Health as an Investor under the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, at any
time after 180 days following the effective date of a registration statement for an initial public offering of the Company’s equity, the Investors may request that the Company register a portion of the Investors’ registrable equity securities under the Securities Act. The Registration Rights Agreement also provides for customary piggyback registration rights.
Demand Registration Rights
The holders of at least a majority of the Registerable Securities (as defined therein) outstanding can request that we register all or a portion of their shares on Form S-1 or any similar long-form registration, and the holders of at least 4% of the Registerable Securities outstanding can request that we register all or a portion of their shares on Form S-3, if available.
Such holders are entitled to request four registrations on Form S-1 and an unlimited number of registrations on Form S-3 or any similar short-form registration. The Company is not obligated to effect, or to take any action to effect, a demand registration (A) within 180 days after the effective date of a previous demand registration, (B) that would cause there to be more than two registration statements on any form other than Form S-3 to be concurrently effective or (C) if the Company delivers a delay notice, in which case the demand registration may be deferred for up to 120 calendar days after the
Company’s receipt of the registration request from the holder.
In addition, the Company is not obligated to effect, or take action to effect, a registration on Form S-3 (A) within 30 calendar days before the anticipated filing date of a Company-initiated registration (as determined by the Board in good faith), (B) if the Company has effected two short-form demand registrations within the preceding twelve months or (C) the anticipated aggregate offering price, net of selling expenses, for any such registration is less than $5.0 million.
Piggyback Registration Rights
The Registration Rights Agreement provides for “piggyback” registration rights allowing the holders to include their shares in any registration of our equity securities under the Securities Act in connection with the public offering of such securities solely for cash, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to a registration related to employee benefit plans, on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Common Stock held by such holders, in which the only Common Stock being registered is Common
Stock issuable upon conversion of debt securities that are also being registered, or related to a transaction under Rule
145 under the Securities Act, the holder of these shares are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration. In an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares such holders may include.
Expenses of Registration
We will pay the registration expenses of the holders of the shares registered pursuant to the demand and piggyback registration rights described above.
Expiration of Registration Rights
The demand and piggyback registration rights described above will terminate upon any transaction or series of related transactions, other than a public offering, pursuant to which any person or group of related persons (other than the parties to the Registration Rights Agreement) acquires, in the aggregate, (i) equity securities of the Company or its subsidiaries possessing the right to receive a majority of the distributions of the Company or the Company’s equityholders or (ii) all or substantially all of the assets of the Company and its subsidiaries.
Services Agreement
We entered into a letter agreement (the "Services Agreement") with EGI-AM, pursuant to which EGI-AM representatives provides us with ongoing strategic, advisory and consulting services, including (i) advice on financing structures and our relationship with lenders and bankers, (ii) advice regarding public and private offerings of debt and equity securities, (iii)
advice regarding asset dispositions, acquisitions or other asset management strategies, (iv) advice regarding potential business acquisitions, dispositions or combinations involving us or our affiliates or (v) such other related advice as may be reasonably requested by us. EGI-AM does not receive a fee for the provision of the strategic, advisory or consulting services set forth in the Services Agreement, but may be periodically reimbursed by us, upon request, for (i) travel and out-of-
pocket expenses (not to exceed $50,000 in the aggregate with respect to any single proposed matter unless EGI-AM obtains our prior consent), and (ii) all reasonable fees and disbursements of counsel, accountants and other professionals incurred in connection with EGI-AM’s services on any proposed matter thereunder (provided that we have given prior consent to EGI-AM’s engagement with respect to such proposed matter). In consideration of the services to be provided by EGI-
AM and its representatives under the Services Agreement, we agreed to indemnify EGI-AM for certain losses incurred by EGI-AM relating to or arising out of the Services Agreement or the services provided thereunder. The Services Agreement has a term of one year and will be automatically extended for successive one-year periods unless terminated by either party at least 60 days prior to any extension date or otherwise terminated at any time for any reason upon at least 60 days’ prior written notice to the other party.
In addition, the Services Agreement provides that EGI-AM is entitled to certain information and access rights in its capacity as stockholder. During the term of the Services Agreement and for so long as EGI-AM owns in the aggregate shares representing at least 5% of the total number of our Common Stock issued and outstanding, we agree to provide EGI-
AM and its designated representatives with (i) any business plan and budget of the Company and such other financial and operating data, reports and other information with respect to our business, assets, properties, prospects or corporate affairs as EGI-AM may reasonably request and (ii) reasonable access to our premises, books, computer software application systems, files and records and to our officers and key employees for consultation with respect to matters relating to our business and affairs, subject to confidentiality and other customary limitations.

Nomination Agreement
We entered into the Nomination Agreement with EGI-AM and ALH Holdings, LLC (a subsidiary of Ventas). Pursuant to the terms of the Nomination Agreement, EGI-AM has the right, but not the obligation, to nominate, and the Company must use reasonable best efforts to cause the Board to include in its membership, (a) a majority of our directors, and to designate the
Chairman of the Board, as long as EGI-AM beneficially owns 50% or more of the total voting power of our outstanding
Common Stock with respect to the election of directors, (b) 40% of our directors (rounded up to the nearest whole number), as long as EGI-AM beneficially owns 40% or more, but less than 50% of the total voting power of our outstanding
Common Stock, (c) 30% of our directors (rounded up to the nearest whole number), as long as EGI-AM beneficially owns
30% or more, but less than 40% of the total voting power of our outstanding Common Stock, (d) 20% of our directors
(rounded up to the nearest whole number), as long as EGI-AM beneficially owns 20% or more, but less than 30% of the total voting power of our outstanding Common Stock, (e) 10% of our directors (rounded up to the nearest whole number), as long as EGI-AM beneficially owns 10% or more, but less than 20% of the total voting power of our outstanding Common
Stock, and (f) one (1) director, as long as EGI-AM beneficially owns 4% or more, but less than 10% of the total voting power of our outstanding Common Stock. In addition, ALH Holdings, LLC (a subsidiary of Ventas) has the right, but not the obligation, to nominate, and the Company must use reasonable best efforts to cause the Board to include in its membership, one (1) director, as long as ALH Holdings, LLC and any of its affiliates (including Ventas) together beneficially own 4% or more of the total voting power of our outstanding Common Stock. In the event that a vacancy is created at any time by the death, disqualification, resignation or removal of a director nominated by EGI-AM or ALH Holdings, LLC, EGI-AM or ALH Holdings, LLC (as applicable) has the right to designate a replacement to fill such vacancy.
The Nomination Agreement also provides that, for so long as EGI-AM has such nomination rights, the Board must use reasonable best efforts to cause any committee of the Board to include in its membership at least one (1) director nominated by EGI-AM, provided that, in each case, such individual satisfies all applicable SEC and stock exchange requirements (after taking into account all available exemptions under the rules of the applicable stock exchange). For so long as EGI-AM beneficially owns more than 50% of the total voting power of our outstanding Common Stock, EGI-AM’s designees comprise a majority of each of the compensation and nominating and corporate governance committees of the
Board, so long as the EGI-AM designees satisfy all applicable SEC and stock exchange requirements (after taking into account all available exemptions under the rules of the applicable stock exchange).
REIT Savings Letter Agreement
We entered into an agreement with Ventas that provides Ventas with certain rights as long as it remains a stockholder.
These rights include: (i) if we redeem or repurchase any shares of capital stock from another stockholder (or enters into another transaction that has a similar effect), then the shares held by Ventas shall automatically be repurchased at a price per share equal to the fair market value per share, effective immediately prior to such other repurchase, redemption, or purchase, only to the extent necessary so that Ventas does not own, directly, indirectly, or constructively, more than 9.9%
of the total combined voting power of all classes of our capital stock or of the total value of shares of all classes of our capital stock (the "Ventas Ownership Condition"); (ii) if Ventas determines at any time in good faith that the Ventas
Ownership Condition is not met and Ventas delivers written notice thereof, we shall repurchase from Ventas, at a price per share equal to the fair market value per share, such number of shares as specified in the notice so that the Ventas
Ownership Condition thereafter is met; (iii) if there is a purported transfer of shares, or other event that causes the Ventas
Ownership Condition to not be met, the number of shares that would cause the Ventas Ownership Condition to not be met shall be automatically transferred to a trust for the benefit of a charitable beneficiary and Ventas shall have no rights in any future income or appreciation in such shares; and (iv) from time to time, we must reasonably cooperate with and provide any information to Ventas as may reasonably be required to determine whether the Ventas Ownership Condition is satisfied. Under the REIT Savings Letter Agreement, fair market value is determined as of the end of the business day immediately preceding the date of repurchase and means the volume weighted average of the closing sales prices of the shares for the such day on all domestic securities exchanges on which the shares may at the time be listed but not less than the per share price paid to any other person in the transaction giving rise to the repurchase.

General Information
Stockholder Proposals and Nominations for 2026 Annual Meeting
Pursuant to Rule 14a-8 under the Exchange Act, proper stockholder proposals intended to be presented at our 2026 annual meeting of stockholders must be received by us at our principal executive offices at 340 Seven Springs Way, Suite 100,
Brentwood, Tennessee 37027 no later than December 9, 2025 for the proposals to be included in the Proxy Statement and form of proxy card for that meeting.
If a stockholder desires to bring a matter before our annual meeting of stockholders and the matter is submitted outside the process of Rule 14a-8, including with respect to nominations for election as directors, the stockholder must follow the procedures set forth in our Bylaws. Our Bylaws provide generally that stockholder proposals and director nominations to be considered at an annual meeting of stockholders may be made by a stockholder only if (1) the stockholder is entitled to vote at the meeting, (2) the stockholder has complied with the notice and other requirements set forth in our Bylaws, and
(3) the stockholder gives timely written notice of the matter to our Corporate Secretary. To be timely, a stockholder’s notice must be received at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is easier) for the immediately preceding year’s annual meeting of stockholders. However, in the event that our annual meeting is not within than 30 days from the first anniversary of the preceding year’s annual meeting of stockholders, written notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public disclosure of the date of such annual meeting, as originally convened, is first made by the Company.  Under our Bylaws, notice with respect to the 2026 annual meeting of stockholders must be received at our principal executive offices between the close of business on December 9, 2025 and the close of business on January 8, 2026. The notice must set forth the information required by the provisions of our Bylaws dealing with stockholder proposals and nominations of directors.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
Annual Report on Form 10-K
As indicated in the Notice of Internet Availability of Proxy Materials, a copy of this Proxy Statement and our 2024 Annual
Report to Stockholders has been posted on the website www.proxyvote.com. Upon the written request of any stockholder entitled to vote at the Annual Meeting, we will furnish, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC. Requests should be directed to Ardent Health Partners, Inc., 340
Seven Springs Way, Suite 100, Brentwood, Tennessee 37027, Attention: Investor Relations, 615-296-3000. Our Annual
Report to Stockholders and Annual Report on Form 10-K are not proxy soliciting materials.
Delivery of Documents to Stockholders Sharing an Address
Householding is a program adopted by the SEC that permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports, proxy statements and the Notices of Internet Availability of proxy materials sent to multiple stockholders of record who have the same address by delivering a single annual report, proxy statement or
Notice of Internet Availability of Proxy Materials to that address. Householding is designed to reduce a company’s printing costs and postage fees. Brokers with account holders who are stockholders of the Company may be householding the
Company’s proxy materials. If your household participates in the householding program, you will receive one Notice of
Internet Availability of Proxy Materials. If you are a beneficial holder, you can request information about householding from your broker, bank or other nominee. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or Notice of Internet Availability of Proxy Materials, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request to our Corporate Secretary at 340 Seven Springs Way, Suite 100, Brentwood, Tennessee 37027, or by calling
615-296-3000. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report, proxy statement and Notice of Internet Availability of Proxy Materials to a
stockholder at a shared address to which a single copy of the documents was delivered.
If you receive more than one Notice of Internet Availability of Proxy Materials, this means that you have multiple accounts holding Common Stock with brokers and/or the Company’s transfer agent. Please vote all of your shares by following the instructions included on each Notice of Internet Availability of Proxy Materials. Additionally, to avoid receiving multiple sets of proxy materials in the future, the Company recommends that you contact Broadridge Financial Services, Inc. at
www.proxyvote.com or (800) 579-1639 to consolidate as many accounts as possible under the same name and address. If you are a beneficial holder, please call your broker for instructions.
Electronic Access to Proxy Statement and Annual Report to Stockholders
We have elected to provide this Proxy Statement and our 2024 Annual Report to Stockholders over the Internet through a
"notice and access" model. The Notice of Internet Availability of Proxy Materials provides instructions on how you may access this Proxy Statement and our 2024 Annual Report to Stockholders on the Internet at www.proxyvote.com or request a printed copy at no charge. In addition, the Notice of Internet Availability of Proxy Materials provides instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of our annual meetings on the environment.
ARDENT HEALTH PARTNERS, INC.
Mark Sotir
Chairman of the Board
April 8, 2025

Reconciliation of Non-GAAP Measures
The following table presents a reconciliation of Adjusted EBITDAR, a valuation measure, to net income, determined in accordance with U.S. generally accepted accounting principles:

(in thousands)	Year Ended December 31, 2024

Net income	$299,708
Adjusted EBITDAR Addbacks:
Income tax expense	63,352
Interest expense	65,578
Depreciation and amortization	146,288
Noncontrolling interest earnings	(89,365)
Loss on extinguishment and modification of debt	3,388
Other non-operating gains	(4,910)
Cybersecurity Incident recoveries, net	(21,477)
Certain legal matters and related costs	2,000
Restructuring, exit and acquisition-related costs	12,751
Epic expenses	3,173
Equity-based compensation	17,978
Loss from disposed operations	9
Rent expense payable to REITs	160,444
Adjusted EBITDAR	$658,917

Ardent Health.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V71646-P31062

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARDENT HEALTH PARTNERS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mark Sotir
02) Martin J. Bonick
03) Peter Bulgarelli
04) Peter Bynoe
05) Suzanne Campion
06) Robert A. DeMichiei
07) William Goodyear
08) Ellen Havdala
09) Edmondo Robinson
10) Rahul Sen
11) Rob Webb

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers.	▢	▢	▢

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. Approval, on a non-binding advisory basis, of the frequency of a non-binding stockholder advisory vote on the compensation of our Named Executive Officers.	▢	▢	▢	▢

The Board of Directors recommends you vote FOR the following proposal:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and 2024 Annual Report are available at www.proxyvote.com.

V71647-P31062

ARDENT HEALTH PARTNERS, INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 21, 2025 10:30 AM CT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Alfred Lumsdaine and Stephen C. Petrovich, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ARDENT HEALTH PARTNERS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on May 21, 2025 at 10:30 a.m. Central Time, at Ardent Health Partners, Inc., 340 Seven Springs Way, Suite 100, Brentwood, TN 37027, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side